UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

NPS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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383 Colorow Drive

Salt Lake City, Utah 84108

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

May 22, 2007 at 3:00 p.m. (EST)

at

Sheraton Parsippany Hotel

199 Smith Road

Parsippany, New Jersey 07054

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, May 22, 2007, at 3:00 p.m., local time, at the Sheraton Parsippany Hotel, located at 199 Smith Road, Parsippany, New Jersey, for the purposes of considering and acting on the following:

1.	To elect seven members to the Board of Directors to serve for the ensuing year and until their successors are elected.
2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 30, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof. This proxy statement is being mailed on or about April 17, 2007.

By Order of the Board of Directors

Val R. Antczak

Secretary

Salt Lake City, Utah

April 17, 2007

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We sent you this notice of annual meeting, proxy statement and the accompanying proxy card because according to our stockholder records you own shares of common stock of NPS Pharmaceuticals and are entitled to vote these shares at the upcoming 2007 Annual Meeting of Stockholders, which will be held on May 22, 2007 at 3:00 p.m. (EST) at the Sheraton Parsippany Hotel in Parsippany, New Jersey. The Board of Directors of NPS Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy by telephone or on the internet.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers for the 2006 fiscal year, and certain other required information.

Q:	What items of business will be voted on at the annual meeting?

A:	Items of business scheduled to be voted on at the annual meeting are:

•	the election of seven directors; and

•	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

We will also consider any other business that properly comes before the annual meeting. See “What happens if additional matters are presented at the annual meeting?” below.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, and “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.

Q:	What shares can I vote?

A:	Each holder of NPS common stock is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the annual meeting. March 30, 2007 is the record date for the annual meeting. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, bank or other agent. On the record date, we had approximately 46,337,221 shares of common stock issued, outstanding and entitled to vote at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If, as of the record date, your shares are registered directly in your name with our transfer agent, Computershare Investor Services, or Computershare, you are considered to be the stockholder of record for those shares and these proxy materials are being sent directly to you by NPS. As the stockholder of record, you have the right to grant your voting proxy directly to NPS or to a third party, or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner—If, as of the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are considered to be the beneficial owner of shares held in “street name” and you should receive these proxy materials from your broker, bank or other agent rather than from us. You should have also received, with these proxy materials, a proxy card and voting instructions from the organization that forwarded these proxy materials to you.

The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of the annual meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Q:	What if I have questions for NPS’s transfer agent?

A:	Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Investor Services

350 Indiana Street, Suite 800

Golden, Colorado 80401

(303) 262-0600

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were an NPS stockholder or joint holder as of the close of business on March 30, 2007 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank or other agent in street name you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of or prior to March 30, 2007, a copy of the voting instruction card provided by your broker, bank or other agent or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in “street name” may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other agent that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in “street name”, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or you may also vote on the internet or by telephone. If you hold shares beneficially in “street name”, you may vote by submitting voting instructions to your broker, bank or other agent.

By Internet—If you are a stockholder of record, you may go to http://www.proxyvote.com to vote on the Internet. You will be required to provide the company number and control number contained on your proxy cards. You will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and you will be prompted to submit or revise them as desired. If you hold shares beneficially in “street name”, you should review the voting instructions received from your bank or broker to determine whether you can vote your shares on the Internet.

By Telephone—If you are a stockholder of record, you may vote by using a touch-tone telephone and calling 1-800-690-6903 (toll-free) and following the recorded instructions. If you hold shares beneficially in “street name”, you should review the voting instructions received from your bank or broker to determine whether you can vote your shares by telephone.

By Mail—If you are a stockholder of record you may submit your proxies by completing, signing and dating your proxy cards and mailing them in the accompanying pre-addressed envelopes. If you hold shares beneficially in “street name” you may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold your shares beneficially in “street name” with a broker, bank, or other agent, please follow the voting instructions provided by that agent. You may vote your shares in person at the annual meeting only if at the annual meeting you provide a legal proxy obtained from your broker, bank or other agent.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the NPS Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in “street name”, you may change your vote by submitting new voting instructions to your broker, bank or other agent. If you have obtained a legal proxy from your broker or agent giving you the right to vote your shares, you may also change your vote by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary or Office of General Counsel at (801) 583-4939 or by writing to NPS Pharmaceuticals, Attn: Corporate Secretary or Office of General Counsel, 383 Colorow Drive, Salt Lake City, Utah 84108.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed within NPS or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to NPS management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented in person or by proxy at the annual meeting. All votes will be tabulated by the inspector of elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions shall be counted as shares present and entitled to vote at the annual meeting. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of elections appointed for the annual meeting, who will separately count “FOR” and “WITHHOLD” and, with respect to any proposal other than election of directors, “AGAINST” votes, abstentions and broker non-votes.

For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST”, or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of our nominees to the Board and “FOR” ratification of the selection of KPMG, LLP as our independent registered public accounting firm).

Q:	What is the voting requirement to approve each of the proposals?

A:	For the election of directors, the seven persons receiving the most “FOR” votes at the annual meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker, bank or other agent with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by the Board.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, and date and return each NPS proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:	How may I obtain a separate set of proxy materials or request a single set for my household?

A:

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are NPS stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, NPS Pharmaceuticals, Inc., 383 Colorow Drive, Salt Lake City, Utah 84108, or contact Investor Relations by telephone at (801) 583-4939 or call ADP toll-free (800) 542-1061, or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within thirty days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	We will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of NPS. No additional compensation will be paid to directors, officers, or other regular employees for such services.

We intend to mail this proxy statement and accompanying proxy card on or about April 17, 2007 to all stockholders entitled to vote at the annual meeting. In addition, this proxy statement will be available on our web site at www.npsp.com beginning on or about April 18, 2007.

Q:	How may I obtain a copy of NPS’s 2006 Annual Report to Stockholders and Annual Report on Form 10-K for the year-ended December 31, 2006?

A:	Our 2006 Annual Report to Stockholders, including financial statements for the year-ended December 31, 2006, is being distributed to all of our stockholders, together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission. A copy of our Annual Report on Form 10-K for the year-ended December 31, 2006 and the other periodic and current reports we file with the Securities and Exchange Commission are available on our website at http://www.npsp.com.

You may request additional copies of the 2006 Annual Report to Stockholders and Form 10-K, at no charge, from our Investor Relations Department at (801) 583-4939 or by electronic mail at invest@npsp.com. You may also write to our Investor Relations Department at 383 Colorow Drive, Salt Lake City, Utah 84108.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

A:	For a stockholder proposal to be considered for inclusion in our proxy statement and presented at the 2008 Annual Meeting of Stockholders, our Corporate Secretary must receive a written proposal at the address below no later than December 18, 2007. Proposals should be addressed to: NPS Pharmaceuticals, Attn: Corporate Secretary, 383 Colorow Drive, Salt Lake City, Utah 84108.

For a stockholder proposal that is intended to be presented at the 2008 Annual Meeting of Stockholders, but not included in our proxy statement, the proposal must be received by our Corporate Secretary at the same address no earlier than February 9, 2008 and no later than March 12, 2008. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may contact the NPS Corporate Secretary at the above address for a copy of the relevant bylaw provisions regarding the requirements of making stockholder proposals and nominating director candidates.

No stockholder proposals were submitted and none are included for consideration at the 2007 Annual Meeting of Stockholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ended June 30, 2007.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Information

Our Board of Directors currently consists of ten members. Each member of the Board is a nominee for re-election at the annual meeting, with the exemption of Hunter Jackson, Joseph Klein, III, and Santo Costa, each of whom is not standing for re-election at the 2007 Annual Meeting of Stockholders. As such, there are seven nominees for director this year. Proxies may not be voted for a greater number of persons than the number of named nominees. Each nominee has agreed to serve if elected at the annual meeting. If and when elected at the annual meeting, each of the nominees is expected to serve until the 2008 Annual Meeting of Stockholders and until such elected nominee’s successor is duly elected and qualified, or until such elected nominee’s earlier death, resignation, or removal. The Board has no reason to believe that any nominee will be unable to serve.

Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the number of directors which constitute the whole Board of Directors is to be fixed by one or more resolutions adopted by the Board of Directors. Our Board, by resolution effective May 22, 2007, has set the number of directors which constitute the whole Board of Directors at seven. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that directors are to be elected at the annual meeting to serve for a term of one year and until their respective successors are duly elected and qualified or until their respective death, resignation, or removal. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, unless the Board of Directors determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor is elected and qualified.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The seven nominees receiving the most “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the seven nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

Set forth below, in alphabetical order, is biographical information for each person nominated to serve on NPS’s Board of Directors.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD

OF EACH OF THE FOLLOWING NOMINEES

Nominees For Election

Michael W. Bonney, B.A. Director since 2005 Age 48

Mr. Bonney has served as a director since January 2005. Mr. Bonney has served since June 2003 as the president and chief executive officer and as a member of the Board of Directors of Cubist Pharmaceuticals, Inc., a public biopharmaceutical company. From January 2002 to June 2003, he served as its president and chief operating officer. From 1995 to 2001, he held various positions at Biogen, Inc., a public biopharmaceutical company, including vice president, sales and marketing from 1999 to 2001. Prior to that, Mr. Bonney held various positions in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney has a B.A. in Economics from Bates College.

N. Anthony Coles, M.D., M.P.H. Director since 2005 Age 46

Dr. Coles joined NPS Pharmaceuticals in November 2005 as president, chief operating officer, and a member of the Board of Directors. In May 2006 he was appointed to chief executive officer. Prior to joining NPS, Dr. Coles served as the senior vice president of commercial operations and pharmaceutical products of Vertex Pharmaceuticals from 2002 to October 2005. From 1996 to 2002, Dr. Coles held a variety of positions with Bristol-Myers Squibb, including senior vice president of strategy and policy and senior vice president of marketing and medical affairs, neuroscience, infectious diseases and dermatology division; vice president, west area sales cardiovascular and metabolic business unit for U.S. primary care; and vice president, cardiovascular global marketing. Prior to joining BMS, Dr. Coles was vice president of the hypertension and heart failure business group at Merck. Dr. Coles holds and M.D. from Duke University, a master’s degree in public health from Harvard University, and a B.S. from Johns Hopkins University.

James G. Groninger, M.B.A. Director since 1988 Age 63

Mr. Groninger has served as a director since 1988. In February 2002, Mr. Groninger was appointed chief executive officer of LBS Technologies, Inc., a private biotechnology company focusing on RNA amplification and cellular therapy. Mr. Groninger founded in January 1995 and is president of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a managing director, investment banking division, of PaineWebber Incorporated. Mr. Groninger is a member of the board of directors of Cygne Designs, Inc., a publicly held company; Layton BioScience, Inc., LBS Technologies, Inc., and Expression Pathology, Inc., private biotechnology companies. Mr. Groninger received a B.S. from Yale University and an M.B.A. degree from Harvard Business School, and has been certified with CPA and CFA designations.

Donald E. Kuhla, Ph.D. Director since 1991 Age 64

Dr. Kuhla has served as a director since 1991. From 1998 through January 2004, Dr. Kuhla was president and chief operating officer of Albany Molecular Research, Inc., a chemical contract research organization. Dr. Kuhla continues to serve AMRI as a director. From 1994 through 1998 Dr. Kuhla was vice president of Plexus Ventures, Inc., a business consulting firm. From 1990 to 1994, Dr. Kuhla held senior management positions with two venture capital-backed, biotechnology startup companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being senior vice president of operations. Dr. Kuhla is a director of Synthetech Inc., a pharmaceutical fine chemical company. Dr. Kuhla received a Ph.D. degree in Organic Chemistry from Ohio State University.

Rachel R. Selisker, C.P.A. Director since 2005 Age 51

Ms. Selisker has served as a director since January 2005. Ms. Selisker has served since March 2006 as chief financial officer of AAIPharma Inc., a privately held contract research organization. From January 2001 to March 2006 she served as a managing director in the Raleigh, North Carolina office of Thomas Clive & Partners Inc., a venture capital firm based in London, where she focused on the healthcare sector. She served from July 1987 to February 2000 as the chief financial officer, and from February 2000 to January 2001 as senior vice president, global shared services, of Quintiles Transnational Corp., a publicly held global contract research organization. Ms. Selisker also served as director of Quintiles Transnational Corp. from November 1995 to February 2000. Ms. Selisker was a supervisor and staff accountant with the national accounting firm of Oppenheim, Appel, Dixon & Co. in Raleigh, North Carolina, from 1981 to 1987. She is a certified public accountant with extensive public accounting experience from 1976, when she graduated with her accounting degree from Wake Technical College in Raleigh, North Carolina until 1987, when she joined Quintiles.

Calvin R. Stiller, M.D. Director since 1999 Age 66

Dr. Stiller has served as a director since the closing of our acquisition of Allelix Biopharmaceuticals, Inc. in December 1999; he had served on the board of Allelix since April 1999. Dr. Stiller is chairman of the board and chief executive officer of Stilco Corporation and BioQuest Innovations Inc. From 1996 to 2005, Dr. Stiller served as chairman and chief executive officer of Canadian Medical Discoveries Fund. Dr. Stiller served as the chief of the Multi-Organ Transplant Service at the University Hospital in London, Ontario from 1984 through 1996. He is professor emeritus of medicine at the University of Western Ontario. Dr. Stiller was the chairman of the Ontario Research and Development Challenge Fund and is a cofounder and director of MaRS Discovery District, and the Ontario Institute for Cancer Research. He serves as a director of Residential Retirements REIT and Vasogen Corporation. Dr. Stiller received an M.D. degree from the University of Saskatchewan.

Peter G. Tombros, M.S., M.B.A. Director since 1998 Age 64

Mr. Tombros has served as a director since 1998 and in May 2006 was appointed lead director. Since 2005, Mr. Tombros has served as professor and executive in residence in the Eberly College of Science BS/MBA Program at the Pennsylvania State University. Prior to that he was chairman of the board and chief executive officer of VivoQuest, a private biopharmaceutical company. From 1994 until June of 2001, Mr. Tombros served as president, chief executive officer and director of Enzon Pharma, a publicly held biopharmaceutical company. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a global healthcare company in a variety of senior management positions including vice president of marketing, senior vice president and general manager of the Roerig Pharmaceuticals Division, executive vice president of Pfizer

Pharmaceuticals Division, director of Pfizer Pharmaceuticals Division, vice president of corporate strategic planning, and vice president, corporate officer, Pfizer Inc. Mr. Tombros serves on the board of directors of Alpharma Inc., Cambrex, Dendrite International Inc., PharmaNet Development Group, Inc. and Protalex, Inc. Mr. Tombros received B.S. and M.S. degrees from the Pennsylvania State University and an M.B.A. degree from the University of Pennsylvania Wharton Graduate School of Business.

Responsibilities of the Board

Our Board of Directors is responsible for monitoring our overall performance. Among other things, the Board, directly and through its committees, establishes corporate policies; oversees compliance and ethics; reviews the performance of the Chief Executive Officer and other executives; establishes our executive compensation policies and objectives; reviews and approves total compensation paid to our named executive officers; reviews and approves certain transactions; and reviews our long-term strategic plans.

In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of NPS. Members of the Board keep informed about our business by participating in Board and committee meetings, by reviewing analyses and reports and through discussions with the Chief Executive Officer and other officers.

The Board meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time as appropriate. Directors are responsible for attending Board meetings and meetings of committees on which they serve, and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. During the fiscal year ended December 31, 2006, the Board of Directors held 14 meetings. At certain meetings for limited periods of time and for limited considerations, the Board met in executive session where only the independent directors were present. Each Board member standing for re-election attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he or she was a director or a member of such committee. Directors are invited to attend the Annual Meeting of Stockholders. All members of the Board were present at the 2006 Annual Meeting of Stockholders.

Independence of the Board

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board. The NASDAQ listing standards also generally require that members of a listed company’s audit committee, compensation committee and nominating committee be “independent.” Our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, determines, on a regular basis, the independence of each Board member and committee member. The Board primarily utilizes NASDAQ’s categorical independence standards for determining whether members of the Board and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent. The Board also evaluates director independence by utilizing the definition of “non-employee directors” under applicable federal securities laws and “outside directors” under Section 162(m) of the U.S. Internal Revenue Code. The Board has also adopted Corporate Governance Guidelines which, among other things, are intended to ensure that the Board and its committees are composed of independent directors. The Corporate Governance Guidelines indicate that “an independent director is one who has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The Corporate Governance Guidelines are available at our website, www.npsp.com. The Board and the Nominating and Corporate Governance Committee also regularly consult with our legal counsel to ensure that the Board’s independence determinations are consistent with the foregoing criteria. This consultation includes an analysis of each director’s response to a questionnaire inquiring about, among other things, his or her relationship, and those of his or her immediate family members, with us, our senior management, our independent registered public accounting firm and other companies with whom NPS does business.

Consistent with these considerations, after a review of all relevant transactions and relationships involving our directors, our Board has affirmatively determined that the following directors, which include certain former directors, and the nominees for director are “independent” within the meaning of the NASDAQ listing standards:

(1) Michael W. Bonney	(6) Thomas Parks**
(2) Santo J. Costa*	(7) Rachel R. Selisker
(3) John R. Evans**	(8) Calvin R. Stiller
(4) Joseph Klein, III*	(9) Peter G. Tombros
(5) Donald E. Kuhla

*	Mr. Costa and Mr. Klein will not stand for re-election at the Company’s 2007 Annual Meeting of Stockholders on May 22, 2007.
**	Dr. Evans and Dr. Parks retired from the Board in May 2006.

The Board has determined that Dr. Jackson, our former Chief Executive Officer; Mr. Groninger, a brother-in-law to Dr. Jackson; and Dr. Coles, our Chief Executive Officer and President are not independent under the foregoing independence criteria. Dr. Jackson will not stand for re-election at the Company’s 2007 Annual Meeting of Stockholders on May 22, 2007. Our Board has also determined that each current member of and nominee for appointment to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under the foregoing criteria.

Committees of the Board

The Board has elected to use Board committees in furtherance of the discharge of its duties and for the conduct of its work. All major decisions of such committees are reviewed and, where appropriate, ratified by the Board. In furtherance of its decision to employ committees and consistent with applicable laws, regulations and stock exchange listing requirements, the Board has established three separately designated, standing committees: Audit, Compensation, and Nominating and Corporate Governance. Information regarding each committee is provided below.

Audit Committee

The Board has a separately-designated standing Audit Committee, the purpose of which includes: overseeing NPS’s accounting and financial reporting processes and audits of NPS’s financial statements; reviewing evaluations of NPS’s system of internal controls; engaging and monitoring the independence and performance of NPS’s independent registered public accounting firm; providing a forum for communication among the independent registered public accounting firm, management, and the Board; and providing such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters that require the Board’s attention. The Audit Committee also submits the Report of the Audit Committee set out on page 14. The Audit Committee met ten times during the fiscal year ended December 31, 2006.

The Audit Committee is presently composed of three directors, Ms. Selisker, Mr. Bonney and Mr. Tombros.

Our Board has determined that each member of the Audit Committee is independent under our independence criteria described above. Our Board has also determined that Ms. Selisker qualifies as an Audit Committee Financial Expert as defined in the applicable SEC rules. Our Board also believes that the Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The Board has adopted a written charter for the Audit Committee and the charter is available on the corporate governance section of our web site at www.npsp.com.

Compensation Committee

The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with NPS’s compensation policies and objectives. The Compensation Committee is responsible for establishing, approving and recommending to the Board for final approval each of our compensation programs. The Compensation Committee’s functions include: establishing, reviewing, and overseeing base salaries, incentive compensation, equity compensation, retention compensation and other forms of compensation paid to our executive officers; administering our incentive compensation and equity plans; and performing such other functions regarding compensation as the Board may delegate. The Compensation Committee reviews the Compensation Discussion and Analysis beginning on page 15 of this proxy statement and submits the Report of the Compensation Committee set out on page 22 of this proxy statement.

In 2006 and 2007, the Compensation Committee retained the services of an external compensation consultant, Hewitt Associates, or Hewitt. The mandate of the consultant is to serve NPS and work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt on the Committee’s behalf is described below:

•

Assist the Committee in decision making with respect to executive compensation, helping to ensure that the Committee’s actions are consistent with NPS’ business needs, compensation policies and objectives, prevailing market practices, and relevant legal and regulatory mandates.

•	Advise the Committee where needed on how best to make compensation decisions with respect to NPS’s management while continuing to represent shareholders’ interests.

•	Provide ongoing support to management and the Committee on the latest regulatory, legal, and or accounting considerations impacting compensation and benefit programs.

•	Assist with the assessment and redesign of any compensation or benefit programs, if desired/needed.

•	Assist the Committee with general and specific issues relating to executive talent management, as well as management transitions that occur from time to time.

•	Apprise the Committee about best practices with regard to director compensation.

The Committee did not direct Hewitt to perform the above services in any particular manner or under any particular method. The Committee regularly evaluates Hewitt’s performance and has the final authority to hire and terminate Hewitt.

Our CEO and VP Human Resources assist the Compensation Committee by working with Hewitt to develop total compensation recommendations for our named executive officers other than the CEO. These compensation recommendations are submitted to the Compensation Committee for review and approval. Hewitt assists the Compensation Committee in developing a compensation recommendation for the CEO. The Compensation Committee, generally over several meetings, reviews and discusses the compensation recommendations and renders a final compensation recommendation for each of our named executive officers to the Board for approval.

The Compensation Committee is currently composed of three directors, Mr. Costa, Mr. Klein and Dr. Stiller. On May 22, 2007, the Board plans to appoint Mr. Kuhla and Ms. Selisker, if elected at the annual meeting, to the Compensation Committee to replace Mr. Costa and Mr. Klein. The Compensation Committee met ten times during the fiscal year ended December 31, 2006.

Our Board has determined that each member of the Compensation Committee is independent under our independence criteria described above. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are nonemployee directors as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934. The Board has adopted a written charter for the Compensation Committee and the charter is available on the corporate governance section of our web site at www.npsp.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions include: evaluating director performance on at least an annual basis; providing advice, information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Board and its committees; developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board, officers and employees of NPS; and assessing and monitoring the independence of the Board. The committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the committee’s determination of the Board’s needs, and under the same criteria as set forth below. The committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of NPS of the names of such nominees, together with their qualifications for service as a director of NPS. Our bylaws set forth the procedures a stockholder must follow to nominate candidates for director. Certain elements of these procedures are described above in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders.” The Nominating and Corporate Governance Committee does not distinguish between nominees suggested by stockholders and other nominees. To date, the committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our common stock.

In evaluating the suitability of candidates for Board membership, the committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual’s personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate’s current knowledge and contacts in the communities in which NPS does business and in NPS’s industry or other industries relevant to NPS’s business; the individual’s ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of NPS; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The committee has not established any specific minimum qualification standards for nominees to the Board.

The Nominating and Corporate Governance Committee is currently composed of three directors, Dr. Kuhla, Mr. Bonney and Mr. Klein. On May 22, 2007, the Board plans to appoint Mr. Tombros, if elected at the annual meeting, to the Nominating and Corporate Governance Committee to replace Mr. Klein.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under our independence criteria described above. The Board has adopted a written charter for the Nominating and Corporate Governance Committee and the charter is available on the corporate governance section of our web site at www.npsp.com. The Nominating and Corporate Governance Committee met four times during the fiscal year-ended December 31, 2006.

Code of Ethics

We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive officer and chief financial and accounting officers), employees and agents. We require that all of our directors, officers, employees and agents certify on an annual basis that they are in compliance with the code. A copy of the Code of Business Conduct and Ethics is available on the corporate governance section of our web site at www.npsp.com.

Nonemployee Director Stock Ownership Guidelines

We have adopted stock ownership guidelines for nonemployee directors of NPS to better align the interests of nonemployee directors with the interests of NPS’s stockholders. Under the stock ownership guidelines, each nonemployee director is required to hold a minimum of 25,000 shares of common stock or deferred stock units of NPS. Each nonemployee director will have three years from the effective date of the guidelines, March 28, 2005, or the date they join the NPS Board in which to acquire a sufficient number of shares or units so as to be in compliance with the guidelines.

Communication from Stockholders

Written communications to the Board may be submitted by electronic mail at BoD@npsp.com, by accessing NPS’s web site at www.npsp.com and clicking on the “Contact” link at the top of the page, or by writing to the General Counsel at NPS. Under procedures approved by a majority of the independent directors, the General Counsel will review such communications and will forward them to the Board if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, the General Counsel will forward communications to the Board if they are relevant to NPS’s governance, ethics and policies. At each Board meeting, the General Counsel presents a summary of all communications received since the last meeting that were not forwarded to the Board, if any, and makes those communications available to the Directors upon request.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and has further directed that the selection of KPMG as our independent registered public accounting firm be submitted for ratification by the stockholders at the annual meeting. KPMG has audited NPS’s financial statements since NPS’s inception in 1986. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Principal Accountant Fees and Services

For the last two fiscal years, NPS was billed fees in the following amounts for services by KPMG:

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Audit fees	$427,000	$392,000
Audit-related fees	$10,000	$14,000
Tax fees	$113,000	$380,000
All other fees	$—	$—

Audit fees consist of KPMG’s fees for services related to their audits of NPS’s annual financial statements and NPS’s internal controls over financial reporting, including management’s assessment, their review of financial statements included in NPS’s quarterly reports on SEC Form 10-Q, their review of SEC filed registration statements and issuance of consents, and comfort letters. Audit-related fees consist primarily of fees rendered for services in connection with employee benefit plan audits and consultation regarding financial accounting and reporting standards. Tax fees consist of fees rendered for services on tax compliance matters, including tax return preparation, claims for refund and assistance with tax audits of previously filed tax returns, tax consulting and advisory services consisting primarily of tax advice rendered by KPMG in connection with the formulation of NPS’s tax strategy and assistance in minimizing custom, duty and import taxes. Audit fees related to the annual financial statements were $377,000 and $260,000, respectively, for the years ended December 31, 2006 and 2005. Additionally, for the year ended December 31, 2006 and 2005, audit fees included $38,000 and $31,000 related to reviews of Form 10-Q and $12,000 and $101,000, respectively, related to the review of SEC filed registration statements and the issuance of consents and a comfort letter. Tax compliance and preparation fees were $56,000 and $79,000 respectively, for the years ended December 31, 2006 and 2005. Tax consulting and advisory services were $57,000 and $301,000, respectively, for the years ended December 31, 2006 and 2005.

All audit, audit-related, tax, and any other services performed for NPS by its independent registered public accounting firm are subject to pre-approval by the Audit Committee of our Board of Directors and were pre-approved by the Audit Committee prior to such services being rendered. The Audit Committee determined that the services provided by and fees paid to KPMG were compatible with maintaining the independent registered public accounting firm’s independence.

Stockholder ratification of the selection of KPMG as NPS’s independent registered public accounting firm is not required by NPS’s Bylaws or otherwise. However, the Audit Committee is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of NPS and its stockholders.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors has reviewed and discussed with management NPS’s audited consolidated financial statements as of and for the year ended December 31, 2006.

The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received, reviewed, and discussed with KPMG the written disclosures and the letter from them required by Independence Standards Board Statement No. 1 and discussed with KPMG their independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that NPS’s audited financial statements be included in NPS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and amendments thereto.

The Audit Committee

Rachel R. Selisker, Chairman

Michael W. Bonney

Peter G. Tombros

(1)	This Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be “filed” with the Securities and Exchange Commission or deemed to be incorporated by reference in previous or future documents filed by NPS with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent NPS specifically incorporates this Report by reference in any such document.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of Board of Directors and Compensation Committee

Our compensation policy is set by the Board of Directors, with the advice and recommendation of the Compensation Committee. The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with NPS’s compensation policy. The Compensation Committee is responsible for establishing, reviewing, approving and recommending to the Board for final approval each of our compensation programs. In addition, the Compensation Committee is responsible to ensure that total compensation paid to our executive officers, including the named executive officers referenced in the Summary Compensation Table on page 23, is consistent with the our compensation policy and objectives.

Compensation Policy and Objectives

Our compensation policy has two fundamental objectives: (1) to attract, retain and motivate highly talented and team oriented executives and employees, and (2) to align our executive’s and employee’s interests with those of our stockholders by rewarding short-term and long-term performance. The performance goals set under our compensation policy consist of qualitative and quantitative objectives set by individual executives and employees, and the Board for the Company as whole. To accomplish our fundamental objectives, the Compensation Committee establishes, approves and recommends to the Board for final approval compensation programs based on certain compensation philosophies. Among those are:

•

Compensation awarded should be fair, reasonable and competitive. Ultimately, compensation should reflect the value of the job in the marketplace. To attract, retain and motivate highly talented individuals, our compensation must be competitive with the pay of other companies who compete with us for talent.

•

Compensation programs must reward the accomplishment of individual and Company performance goals. A greater portion of named executive officer compensation should be linked to Company performance because they are more able to affect the Company’s results. Our programs should deliver higher compensation when individual and Company performance meets or exceeds the performance goals. Likewise, where individual or Company performance falls short of expectations, our compensation programs should deliver lower compensation.

•

Compensation programs should include the appropriate mix of cash and equity components to reward both short-term and long-term performance, which is necessary for success in the pharmaceutical industry.

•

Compensation programs should also ensure executive and employee retention. In light of the volatility of our business and the pharmaceutical industry in general, our compensation programs should be structured so that even in periods of downturns in Company performance, successful, high-achieving executives and employees will remain motivated and committed to NPS.

•	Perquisites should be rare and limited to those that are essential to the executive’s ability to effectively perform.

Role of Executives in Compensation Decisions

The Company’s CEO, VP Human Resources, and General Counsel generally attend Compensation Committee meetings. Generally all Compensation Committee meetings, however, include an executive session which is conducted without the CEO and VP Human Resources being present. The Compensation Committee typically requests that the General Counsel remain present during executive sessions, though the General Counsel is also excused from executive sessions when appropriate.

The CEO and VP Human Resources work with our compensation consultant, Hewitt Associates, LLC, or Hewitt, to develop total compensation recommendations for our named executive officers other than the CEO. The recommendations are submitted to the Compensation Committee for review. The Compensation Committee works directly with Hewitt to develop a recommendation for CEO compensation. The Compensation Committee, generally over several meetings, reviews and discusses the compensation recommendations in connection with its evaluation of individual and Company performance, benchmarking, and total compensation, all of which is explained in greater detail below under the caption “Setting Executive Compensation.” After such review and discussion, the Compensation Committee renders a final recommendation of total compensation for our named executive officers and submits its recommendation to the Board for approval.

Setting Executive Compensation

The Compensation Committee has established a number of practices to assist it in setting executive compensation in accordance with our compensation policy and objectives. Among the procedures are:

•

Engaging Compensation Consultant.    The Compensation Committee has retained Hewitt to advise it on matters related to executive compensation and our compensation programs. Hewitt assists the Committee by providing the services described on page 10 above under the caption “Compensation Committee.” In 2006 and continuing into 2007, Hewitt advised the Compensation Committee in (i) determining base salaries for named executive officers, (ii) establishing short-term incentive ranges for named executive officers, and (iii) determining individual equity grant levels for named executive officers.

•

Benchmarking.    With the assistance of Hewitt and management, the Compensation Committee reviews each component of NPS executive compensation against compensation at a peer group of publicly-traded biotechnology and pharmaceutical companies. The peer group, which is regularly reviewed, consists of companies which we believe have executive positions similar in breadth and scope to ours and businesses that compete with us for talent and stock-holder investment. The 2006 peer group included the following companies:

Biomarin Pharmaceutical, Inc.

Cell Therapeutics, Inc.

Cubist Pharmaceuticals, Inc.

Curagen Corp.

Curis, Inc.

CV Therapeutics

DOV Pharmaceutical, Inc.

Encysive Pharmaceuticals, Inc.

Icos Corp.

Idenix Pharmaceuticals, Inc.

ISIS Pharmaceuticals, Inc.

Lexicon Genetics, Inc.

Ligand Pharmaceutical

Medarex Inc.

Medicines Co.

Millennium Pharmaceuticals

Myogen Inc.

Myriad Genetics Inc.

Neurocrine Biosciences, Inc.

New River Pharma Inc.

OSI Pharmaceuticals, Inc. Progenics Pharmaceutical Inc. QLT Inc. Regeneron Pharmaceut Rigel Pharmaceuticals, Inc. Tanox Inc. Theravance Inc. Zymogenetics, Inc.

In 2007, the peer group was reconfigured in connection with our March 2007 restructuring initiative. The reconfigured peer group will be utilized by the Compensation Committee in connection with compensation determinations in 2007. The Compensation Committee compares the peer group companies’ executive compensation programs as a whole and also compares the pay of individual executives if the positions are sufficiently similar to make the comparison meaningful.

•

Total Compensation Review.    The Compensation Committee reviews each named executive officer’s base salary, short-term incentive award, and long-term incentive award annually with the assistance of management and Hewitt. The Compensation Committee also reviews all other compensation including perquisites, if any, and payments that would be required under severance and change-in-control scenarios. The total compensation review, along with benchmarking described above and the performance evaluations described below, is essential to ensure that total compensation paid to our named executive officers is in accordance with our compensation policy and objectives.

•

Evaluating Individual Performance.    Individual performance is a key component of the compensation of all executives and employees at NPS, including the CEO and the other named executive officers. The Compensation Committee meets with the CEO in executive session annually at the beginning of the year to determine the CEO’s individual performance goals for the year. The Compensation Committee approves the CEO’s performance goals and recommends the goals to the Board for approval. At the end of the fiscal year, the Compensation Committee conducts a performance review of the CEO based on the individual performance goals, the Company’s performance goals and other general leadership accomplishments. The results of this review are shared with the CEO and presented to the Board, with the Compensation Committee’s recommendation, for approval of the CEO’s short term incentive award for the current year and for setting the CEO’s total compensation for the following year. For the named executive officers other than the CEO, the Compensation Committee receives an individual performance evaluation and compensation recommendation from the CEO and VP Human Resources for each respective officer and also exercises its judgment based on the Board’s interactions with the officer. As with the CEO, the individual performance of each named executive officer is a key component of the officer’s short-term incentive award for the current year and total compensation for the following year.

•

Evaluating Company Performance.    Company performance is also a key component of compensation at NPS. The Board, at the beginning of the year and with the recommendation of management, adopts the Company’s performance goals for the respective year. For 2006, the Company’s performance goals included the following financial and non-financial objectives, each of which was assigned a relative weight and a minimum, target and maximum achievement level:

o	Managing the Company’s financial profile to achieve specified 2006 objectives for revenue, cash burn, and year-end cash.

o	Aggressively pursuing the advancement of the Company’s pipeline of product candidates, including achieving specified regulatory and clinical objectives for late-stage product candidates such as PREOS® and teduglutide and advancing an early-stage product candidate into pre-clinical studies.

o	Continuing the implementation of executive and employee leadership and development programs.

At the end of the year, the Board reviews the performance of the Company to assess to what extent it has achieved each performance goal. Company performance is a key component in determining each named executive officer’s short term incentive award for the current year and total compensation for the following year.

2006 Executive Compensation Components

For 2006, the principal elements of compensation for named executive officers were:

•	base salary;

•	short-term incentive compensation;

•	long-term incentive compensation; and

•	retention awards.

Base Salary.    Base salary represents the fixed component of executive compensation. It is designed to compensate executive officers competitively at levels necessary to attract, retain and motivate qualified executives in our industry. Base salaries are generally considered annually, as part of the Company’s and Compensation Committee’s performance review process, and upon the promotion or the new hire of an executive. Base salary ranges are determined for each named executive officer based on a number of factors, including the officer’s position, specific responsibilities, level of experience, individual performance, Company performance, and also on market data from the peer group companies.

The Compensation Committee receives the recommendation of the CEO and VP Human Resources for the base salary of each named executive officer, other than the CEO, as part of a general Company-wide salary assessment performed annually by management. The Compensation Committee develops a recommendation for the CEO’s base salary with the assistance of Hewitt. The Compensation Committee recommends the base salary for each named executive officers to the Board for final approval.

2006 Base Salary Determinations.    Dr. Hunter Jackson served as CEO of the Company from is inception in 1986 until May 11, 2006. On May 11, 2006, Dr. Jackson stepped down as CEO and the Board appointed Dr. Anthony Coles as CEO of the Company. Dr. Coles has served as CEO since that time. In December 2005, the Compensation Committee applied the principals described above under “Setting Executive Compensation” to determine Dr. Jackson’s 2006 base salary and total compensation. In particular, the Compensation Committee assessed the following criteria: (a) the individual performance and leadership displayed by Dr. Jackson throughout 2005; (b) the extent to which NPS achieved its 2005 performance goals; (c) the overall performance delivered by NPS in 2005; and (d) the overall compensation paid to Dr. Jackson in 2005 compared to the compensation of CEO’s in the 2005 peer group companies. After considering the above criteria, the Committee recommended, and the Board approved, a 6.92% increase in Dr. Jackson’s base salary to $510,000 effective January 1, 2006. Dr. Jackson earned the 2006 base salary until stepping down as CEO in May 2006.

The Compensation Committee also applied the principals described above under “Setting Executive Compensation” to determine the base salary for each of the other named executive officers for 2006. In particular, the Committee assessed each executive’s individual performance and the performance of the Company as a whole in achieving its 2005 performance goals. After considering the above criteria, the Compensation Committee recommended, and the Board approved, the following percentages increases to the following named executive officers’ base salaries, effective January 1, 2006: (i) 5.5% increase in Mr. Michel’s base salary to $307,678; (ii) 10.8% increase in Mr. Antczak’s base salary to $274,428; (iii) 3.5% increase to Dr. Mueller’s base salary to $274,275; (iv) 5.3% in Mr. Heath’s base salary to $288,604; and (v) 3.5% increase in Dr. Nemeth’s base salary to $351,290. Dr. Coles did not receive an increase in base salary because he had recently joined the Company in November 2005 and Dr. Torre had not yet joined the Company.

2007 Base Salary Determinations.    In establishing Dr. Anthony Coles’ base salary for 2007, the Compensation Committee applied each principal described above under “Setting Executive Compensation.” During its December 2006 meeting, the Compensation Committee assessed Dr. Coles’ 2006 performance and leadership. The Committee considered Dr. Coles’ performance as President and Chief Operating Officer from January 2006 through May 2006 and his performance as CEO and President from May 2006 through December 2006. In particular, the Committee considered the overall performance and leadership of Dr. Coles during 2006 in light of the changes to the Company’s business during the same period and the need for strong, creative leadership given these changes. After considering the above criteria, the Committee determined that Dr. Coles’ performance in 2006 warranted an increase in base salary. However, in an effort to conserve cash to fund Company operations, the Compensation Committee and the Board determined not to increase Dr. Coles’ base salary for 2007.

The Compensation Committee reviewed similar considerations to determine the base salary and total compensation for each of the other named executive officers for 2007. Similar to Dr. Coles, the Committee determined that each of the currently-employed named executive officer’s performance in 2006 warranted an increase in base salary. However, in an effort to conserve cash to fund Company operations, the Committee determined not to increase any of the currently-employed named executive officers’ base salaries for 2007.

Short-Term Incentive Compensation.    The Company’s short-term incentive compensation program, or STI, is an annual cash incentive program that is intended to promote high individual performance and the achievement of Company performance goals. The amount of STI compensation is based on a target percentage of the named executive officer’s base salary. For 2006, Dr. Coles’ STI target percentage was 60% of base salary, Mr. Michel’s STI target percentage was 35% of base salary and each of Dr. Mueller’s, Dr. Torre’s and Mr. Antczak’s STI target percentage was 30% of base salary. The target percentages are determined based on the Compensation Committee’s review of the particular officer’s total compensation and also on the compensation paid by the peer group companies. Whether an officer achieves the full target percentage in a given year is based on the performance of the individual officer and the Company as a whole in achieving its performance goals for the respective year. For 2006, 75% of each named executive officer’s STI award was based on the achievement of the Company’s performance goals and 25% of the STI award was based on the officer’s individual performance.

Company Performance Portion of STI.    At the beginning of each year, the Board, with the recommendation of management, adopts the Company’s performance goals for the current year and sets minimum, target, and maximum achievement levels for each goal. The Company’s 2006 performance goals are discussed above under the caption “Setting Executive Compensation.” Named executive officers participating in the STI compensation program receive:

•	No payment for the Company performance portion of the STI award unless the Company achieves the threshold performance level for the respective goals.

•

A payment of at least 50% but less than 100% of the award opportunity for the Company performance portion of the STI award if the Company achieves or exceeds the threshold performance level but does not achieve the target performance level.

•

A payment of at least 100% but less than 150% of the award opportunity for the Company performance portion of the STI award if the Company achieves the target performance level but does not attain the maximum performance level.

•	A payment of 150% of the award opportunity for the Company performance portion of the STI award if the Company achieves the maximum performance level.

Individual Performance Portion of STI.    Individual performance is the other performance component under our STI compensation program. Named executive officers participating in the STI compensation program receive:

•	No payment for the individual performance portion of the STI award unless the individual achieves the threshold performance level for his or her individual goals.

•

A payment of at least 80% but less than 100% of the award opportunity for the individual performance portion of the STI award if the individual achieves or exceeds the threshold performance level but does not achieve the target performance level.

•

A payment of at least 100% but less than 120% of the award opportunity for the individual performance portion of the STI award if the individual achieves the target performance level but does not attain the maximum performance level.

•	A payment of 120% of the award opportunity for the individual performance portion of the STI award if the individual achieves the maximum performance level.

2006 STI Award.    During its December 2006 meeting, the Compensation Committee evaluated each currently-employed named executive officer’s individual performance to determine to what extent the individual component of the STI award should be awarded to each executive. The Committee did not evaluate the performance of Dr. Jackson, Dr. Nemeth and Mr. Heath because each executive had separated from the Company prior to December 2006. After reviewing each currently employed executive’s individual performance, including the CEO, the Compensation Committee determined that each named executive officer attained the following achievement percentage for his 2006 individual performance goals: Dr. Coles attained 97%; Mr. Michel attained 103%; Dr. Mueller attained 95%; Dr. Torre attained 100%; and Mr. Antczak attained 100%. The Compensation Committee recommended, and the Board approved, an award of the individual portion of the STI to each named executive officer based on the foregoing individual performance achievement percentages.

The Board, with the assistance of the Compensation Committee, also evaluated to what extent the Company achieved its 2006 performance goals in determining to what extent to award the Company component of the STI award. The evaluation consisted of a review of each respective performance goal, the actual performance delivered, to what extent the goal was achieved, and how each goal was weighted. During its evaluation, the Board considered the following:

•	Nearly all of goals related to the Company’s financial profile were achieved at or above the target level.

•	While the 2006 goals related to PREOS® were not achieved, the goals related to advancing teduglutide and the Company’s other product candidates were achieved at or above the target level.

•	The goals related to the Company as an organization and its employees were achieved at or above the target level.

After considering the foregoing criteria, the Board determined that an achievement level of 80% of the Company’s 2006 performance goals was warranted. Accordingly, in December 2006, the Compensation Committee recommended, and the Board approved, payment of the short-term incentive to NPS’s executive officers based upon their individual performance for 2006 and utilizing a 2006 Company performance assessment of 80%. The following named executive officers received the following cash payments in February 2007 under the STI program for performance during 2006:

Name	2006 STI Cash Payment
N. Anthony Coles	$245,291
Gerard J. Michel	$ 92,342
Gregory M. Torre	$ 77,775
Val R. Antczak	$ 69,979
Alan L. Mueller	$ 68,912

The STI awards are reflected in column (g) of the Summary Compensation Table. Dr. Jackson, Dr. Nemeth and Mr. Heath did not participate in the STI award due to their separation from the Company during 2006.

In lieu of participating in STI program during 2006, Dr. Jackson was eligible to receive a one-time $500,000 cash bonus upon a successful transition of the CEO role to Dr. Coles. In May 2006, the Compensation Committee determined that Dr. Jackson had fulfilled his performance obligations in working with Dr. Coles, the Company and the Board to ensure a successful transition of the CEO role to Dr. Coles. Accordingly, the Compensation Committee recommended, and the Board approved, payment of the $500,000 cash bonus to Dr. Jackson in May 2006 when he stepped down as Chairman and CEO of the Company. Dr. Jackson’s cash bonus is reflected in column (d) of the Summary Compensation Table.

Long-Term Incentive Compensation.    The Company’s long-term incentive compensation program, or LTI, is an integral part of its compensation policy and encourages participants to focus on long-term Company performance. LTI compensation is equity-based and is awarded through stock option grants. We believe that options vesting over a period of years link executive compensation to individual and Company performance and align the interests of executives with the long-term interests of NPS and its stockholders. Through the granting of stock options, the Company is able to compensate executives for sustained increases in the Company’s stock performance. Because the LTI program is equity based, it delivers value only when the Company performs and the value of the Company’s stock increases.

Prior to the end of each year, the Compensation Committee, with the assistance of management, considers each named executive officer’s LTI award. The Committee considers the performance factors explained above, the executive’s total compensation, compensation paid by the peer group companies and the appropriate balance between cash and equity compensation for the executive. The Committee also considers the value of already outstanding option grants in determining the executive’s LTI award. After such consideration, the Committee makes a determination of each named executive officer’s LTI award and presents its recommendation to the Board for approval. Stock options for named executive officers are granted under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan and vest over four years, which is also the vesting schedule for options granted to our employees. Options are granted quarterly rather than annually to mitigate the impact of fluctuating market prices on option exercise prices and option compensation value. The quarterly grant dates are determined and approved by the Compensation Committee well in advance of the actual grant date, generally at the Committee’s December meeting, and are currently the 15th day after the applicable quarter end or the following business day. The Compensation Committee and Board, however, retains the discretion to make additional awards to executive officers and employees at other times as necessary for recruiting purposes, retention purposes or otherwise. Options are granted at the NASDAQ stock market’s closing price of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price of stock options on a date other than the grant date. The Committee’s procedure for timing and pricing option grants provides assurance that option grant timing and price are not manipulated in favor of executive officers. From time to time, the Compensation Committee authorizes executive officers to make a limited number of option grants to new employees and other non-named executive officers in accordance with the Compensation Committee’s guidelines. The exercise price for such new hire grants is the NASDAQ stock market’s closing price of our common stock on the date of grant, which is the employee’s hire date.

Our named executive officers are also eligible to participate in NPS’s Employee Stock Purchase Plan, and participating executives receive the price discount allowed by applicable laws and regulations. Additionally, U.S. based named executive officers are eligible to participate in our 401(k) retirement plan and receive the same Company match that is available to all U.S. based employees. Canadian based named executive officers are eligible to participate in a registered company defined contribution plan and receive the same Company match that is available to all Canadian based employees.

Retention Awards.    In 2006, the Compensation Committee, at the recommendation of management, determined that in light of the volatility of our business resulting primarily from the March 2006 FDA approvable letter for PREOS®, and our June 2006 restructuring initiative, our compensation elements of base salary, short-term incentive and long-term incentive alone would not provide a sufficiently strong retention incentive for named executive officers and certain other key executives and employees. Therefore, in October 2006, the Compensation Committee recommended and the Board approved a one-time retention award for each of the named executive officers, excluding Dr. Coles, Dr. Jackson, Dr. Nemeth and Mr. Heath, and also for certain other of our key executives and employees. The retention award consisted of a single grant of restricted stock units, or RSUs, to the named executive officers. The RSU awards are reflected in column (e) of the Summary Compensation Table and in columns (h) and (j) of the Grants of Plan Based Awards table.

The retention awards for Mr. Michel and Dr. Mueller have the following characteristics:

•

100% of the RSU award is conditioned upon Mr. Michel and Dr. Mueller cancelling, by a determined date, certain agreements with the Company which provide severance and other separation benefits. We refer to these agreements as “termination rights agreements.” Mr. Michel’s and Dr. Mueller’s termination rights agreements are described in more detail on page 25 under the caption “Potential Payments Upon Termination and Change in Control.

•

100% of the RSU award is subject to time vesting as follows: (1) 50% of the RSUs vest 18 months from the date of grant; and (2) the remaining 50% of the RSUs vest three years from the date of grant. In the event that an RSU recipient is terminated without cause, all RSUs will vest immediately. Vesting of the RSUs may also be accelerated upon a change in control as defined in the Company’s 2005 Omnibus Incentive Plan.

The retention awards for Dr. Torre and Mr. Antczak have the following characteristics:

•

50% of the RSU award is subject to performance vesting and is based on the Company’s achievement of certain short-term performance goals within a certain period of time. In February 2007, the Compensation Committee and the Board determined that these Company performance goals had not been achieved, and, as a result, the performance portion of RSU award was cancelled as of January 31, 2007.

•

100% of the RSU award is subject to time-vesting as follows: (1) 50% of the RSUs vest 18 months from the date of grant; and (2) the remaining 50% of the RSUs vest three years from the date of grant. In the event that an RSU recipient is terminated without cause, all remaining RSUs that are scheduled to vest at the next vesting date will vest immediately and the remaining unvested RSUs will be cancelled. Vesting of the remaining RSUs may also be accelerated upon a change in control as defined in the Company’s 2005 Omnibus Incentive Plan.

Perquisites

It is our general practice not to provide significant perquisites or personal benefits to our named executive officers. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to named executive officers as necessary for recruiting purposes, retention purposes, or otherwise. In 2006, the Company provided certain benefits and assistance to Dr. Anthony Coles, pursuant to his employment agreement with the Company, in connection with his relocation from Massachusetts to New Jersey for employment with the Company. The Company determined that the relocation benefits were a reasonable and necessary component to the employment package offered to Dr. Coles. At the time of Dr. Coles’ employment, the Company did not have an executive relocation policy appropriate for Dr. Coles’ circumstances and, therefore, used a combination of its existing relocation policy and market practices to assist Dr. Coles with his relocation. The Company’s approach to Dr. Coles’ relocation was approved by the Compensation Committee and Board. The relocation benefits provided to Dr. Coles are reflected in column (h) of the Summary Compensation Table and described in more detail in the narrative to the Summary Compensation Table and Grants of Plan Based Awards Table.

Policy Regarding Deductibility

Section 162(m) of the Internal Revenue Code, or Code, provides generally that the allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. Our general approach is to seek to qualify the compensation paid to our named executive officers as deductible under Section 162(m) of the Code but to preserve flexibility in allowing the Compensation Committee to make compensation awards consistent with the philosophy and policies described in this Compensation Discussion and Analysis. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Costa, Mr. Klein and Dr. Stiller currently serve on the Compensation Committee. From January 1, 2006 through May 11, 2006, the Compensation Committee was comprised of Mr. Costa, Mr. Klein and Dr. Parks. There were no Compensation Committee interlocks during 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Compensation Committee

Santo J. Costa, Chairman

Joseph Klein III

Calvin R. Stiller

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal year-ended December 31, 2006. Dr. Jackson, Mr. Heath and Dr. Nemeth separated from the Company in 2006 and the amounts listed below in column (h) include amounts paid pursuant to separation arrangements between the Company and each of them.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($)(1) (e)		Option Awards ($)(2) (f)		Non-Equity Incentive Plan Compensation ($)(3) (g)	All Other Compensation ($) (h)		Total ($) (i)
N. Anthony Coles	2006	480,962	—		360,789	(4)	336,407		245,291	1,213,159	(5)	2,636,607
CEO and President
Gerard J. Michel	2006	307,678	—		21,055	(6)	367,460		92,342	9,900	(7)	798,435
Chief Financial Officer and VP, Corporate Strategy
Alan L. Mueller	2006	274,275	—		18,769	(6)	293,071		68,912	9,900	(7)	664,926
VP, Research
Gregory M. Torre	2006	275,673	50,000	(8)	10,436	(6)	45,966		77,775	9,900	(7)	469,750
SVP, Regulatory Affairs
Val R. Antczak	2006	274,428	—		9,389	(6)	74,720		69,979	9,900	(7)	438,416
SVP, Legal Affairs, General Counsel, and Secretary
Hunter Jackson	2006	194,192	500,000	(9)	23,407	(10)	1,594,250	(11)	—	1,066,790	(12)	3,378,639
Former Chairman and CEO
G. Thomas Heath	2006	125,432	—		—		1,044,110	(13)	—	610,738	(14)	1,780,280
Former SVP, Marketing and Sales
Edward F. Nemeth	2006	296,000	—		—		591,199	(15)	—	731,347	(16)	1,618,546
Former VP and Chief Scientific Officer

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of stock awards and may include expense for awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of stock option awards and stock appreciation rights and includes expense for awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.
(3)	Reflects the amount paid to each named executive officer under our short-term incentive compensation program for the fiscal-year ended December, 31, 2006. The STI award was approved by the Compensation Committee and Board in December 2006 and paid to the named executive officers in February 2007.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) for vesting of a certain portion of 180,000 restricted stock units granted to Dr. Coles, pursuant to his Employment Agreement, upon joining the Company in November 2005.

(5)	Reflects the following relocation expenses paid by the company on behalf of Dr. Coles: (i) $893,736 relating to expense incurred by NPS in connection with the purchase and sale by an independent relocation company of Dr. Coles’ Boston home, such expenses consisting of (a) mortgage payments, (b) tax, utility and insurance payments, (c) payment for certain repairs to the residence, (d) payment of broker’s commissions and selling costs, and (e) net loss on the sale of the residence; (ii) $94,999 relating to airfare, hotel, car service, and meal expense in connection with Dr. Coles work-required travel between Boston and New Jersey during the relocation process; (iii) $94,196 relating to a tax gross-up paid to Dr. Coles for tax expense incurred in connection with his relocation to New Jersey; (iv) $80,803 relating to lending and closing costs in connection with Dr. Coles’ purchase of his New Jersey home; and (v) $49,425 relating to moving, storage and related relocation expenses.
(6)	Reflects a one-time employment retention grant of restricted stock units to the named executive officer in 2006, excluding Dr. Coles and the listed former executive officers. These awards are disclosed in the Grants of Plan Based Awards table and discussed in more detail in the Compensation Discussion and Analysis section of this report under the caption “Retention Awards”.
(7)	Reflects matching contributions to the 401(k) plan made by the Company on behalf of the named executive officer.
(8)	Reflects a one-time cash sign-on bonus paid to Dr. Torre upon joining the Company.
(9)	Reflects a cash bonus paid to Dr. Jackson, determined and approved by the Compensation Committee, in connection with the transition of the CEO role to Dr. Coles in May 2006.
(10)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of (i) the vesting of 1,333 shares of restricted stock in January 2006, and (ii) the accelerated vesting of approximately 1,333 shares of restricted stock in May 2006 as provided in Dr. Jackson’s Separation Agreement with the Company. The foregoing vested shares reflect the remaining unvested portion of 4,000 shares of restricted stock issued to Dr. Jackson in January 2004.
(11)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of (i) stock option awards made to Dr. Jackson through May of 2006, and (ii) 24 months of accelerated vesting of 84,400 stock options previously granted to Dr. Jackson, as provided in Dr. Jackson’s Separation Agreement with the Company.
(12)	Reflects the following remuneration paid to Dr. Jackson in connection with his separation from the Company in May 2006: (i) severance pay equal to 24 months of base salary, which amounts to $1,020,000; (ii) a one-time cash payment of $29,992 for accrued and unused personal-time-off days; (iii) $6,898 in medical and dental insurance benefits from May 2006 through December 31, 2006 as provided in Dr. Jackson’s Separation Agreement with the Company. Also reflects Company matching contributions to the 401(k) plan of $9,900.
(13)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of: (i) stock option awards made to Mr. Heath through June 2006 and prior years, and (ii) 24 months of accelerated vesting of 46,489 stock options previously granted to Mr. Heath, as provided in Mr. Heath’s Separation Agreement with the Company.
(14)	Reflects the following remuneration paid to Mr. Heath in connection with his separation from the Company in June 2006: (i) severance pay equal to 24 months of base salary, which amounts to $577,208; (ii) a one-time cash payment of $22,200 for accrued and unused personal-time-off days; and (iii) $4,687 in continued medical and dental insurance benefits from June 2006 through December 31, 2006 as provided in Mr. Heath’s Separation Agreement with the Company. Also reflects Company matching contributions to the 401(k) plan of $6,643.
(15)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of: (i) stock option awards made to Dr. Nemeth through November 2006, and (ii) 24 months of accelerated vesting of 37,697 stock options previously granted to Dr. Nemeth, as provided in Dr. Nemeth’s Separation Agreement with the Company.
(16)	Reflects the following remuneration paid to Dr. Nemeth in connection with his separation from the Company in November 2006: (i) severance pay equal to 24 months of base salary, which amounts to $702,581; and (ii) a one-time cash payment of $28,766 for accrued and unused personal-time-off days.

GRANTS OF PLAN BASED AWARDS TABLE

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(3)		Exercise Price or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)(4)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)(2)	Maximum (#) (h)
Dr. Coles	1/17/06	12/13/05	—	—	—	—	—	—	—	18,338		14.96	109,549
	4/17/06	12/13/05	—	—	—	—	—	—	—	18,338		8.75	84,944
	5/11/06	11/2/05	—	—	—	—	—	—	—	200,000	(5)	5.27	557,960
	7/17/06	12/13/05	—	—	—	—	—	—	—	22,500		4.07	49,477
	10/16/06	12/13/05	—	—	—	—	—	—	—	22,500		4.50	52,650
	n/a	n/a	165,932	288,577	411,222

Mr. Michel	1/17/06	12/13/05	—	—	—	—	—	—	—	8,875		14.96	66,151
	4/17/06	12/13/05	—	—	—	—	—	—	—	8,875		8.75	41,110
	7/17/06	12/13/05	—	—	—	—	—	—	—	8,875		4.07	19,516
	10/16/06	12/13/05	—	—	—	—	—	—	—	8,875		4.50	20,767
	10/17/06	10/17/05	—	—	—	—	—	—	64,638	—		—	307,676
	n/a	n/a	61,920	107,687	153,454

Dr. Mueller	1/17/06	12/13/05	—	—	—	—	—	—	—	8,875		14.96	66,151
	4/17/06	12/13/05	—	—	—	—	—	—	—	8,875		8.75	41,110
	7/17/06	12/13/05	—	—	—	—	—	—	—	8,875		4.07	19,516
	10/16/06	12/13/05	—	—	—	—	—	—	—	8,875		4.50	20,767
	10/17/06	10/17/05	—	—	—	—	—	—	57,621	—		—	274,276
	n/a	n/a	47,312	82,283	117,253

Dr. Torre	1/30/06	1/30/06	—	—	—	—	—	—	—	35,500	(6)	14.03	198,892
	10/17/06	10/17/06	—	—	—	—	32,038	—	32,038	—		—	305,001
	n/a	n/a	52,612	91,500	130,388

Mr. Antczak	1/17/06	12/13/05	—	—	—	—	—	—	—	8,275		14.96	61,679
	4/17/06	12/13/05	—	—	—	—	—	—	—	8,275		8.75	38,331
	7/17/06	12/13/05	—	—	—	—	—	—	—	8,275		4.07	18,196
	10/16/06	12/13/05	—	—	—	—	—	—	—	8,275		4.50	19,363
	10/17/06	10/17/06	—	—	—	—	28,826	—	28,827	—		—	274,428
	n/a	n/a	47,339	82,328	117,318

Dr. Jackson	1/17/06	12/13/05	—	—	—	—	—	—	—	22,500		14.96	167,708
	4/17/06	12/13/05	—	—	—	—	—	—	—	22,500		8.75	104,222

Mr. Heath	1/17/06	12/13/05	—	—	—	—	—	—	—	6,123		14.96	45,639
	4/17/06	12/13/05	—	—	—	—	—	—	—	5,627		8.75	26,065

Dr. Nemeth	1/17/06	12/13/05	—	—	—	—	—	—	—	5,925		14.96	44,163
	4/17/06	12/13/05	—	—	—	—	—	—	—	5,925		8.75	27,445
	7/17/06	12/13/05	—	—	—	—	—	—	—	5,925		4.07	13,029
	10/16/06	12/13/05	—	—	—	—	—	—	—	5,925		4.50	13,864

(1)	Reflects the threshold, target and maximum payment levels under our short term incentive compensation program for the fiscal year ended December 31, 2006. These amounts vary based on the individual’s current salary and position. The actual amount paid to our named executive officers under our short term incentive compensation program for 2006 performance is referenced in column (g) of the summary compensation table.
(2)	Reflects a single retention grant of restricted stock units, or RSUs, to the named executive officer. Vesting of the portion of the RSU grant reflected in column (g) was conditional on the Company’s achievement of certain performance goals within a certain period of time. In February 2007, the Board determined that the performance goals had not been achieved. As a result, the portion of the RSU grant reflected in column (g) was cancelled as of January 31, 2007. The portion of the RSU grant reflected in column (i) is subject to vesting as follows: (i) 50% of the RSUs vest 18 months from the date of grant; and (ii) the remaining 50% of the RSUs vest three years from the date of grant. In addition, 100% of Mr. Michel’s and Dr. Mueller’s RSU award in column (i) is conditioned upon Mr. Michel and Dr. Mueller relinquishing certain rights under their termination rights agreements with the Company by a certain date.
(3)

Reflects stock options granted to each named executive officer under our long term incentive compensation program. Grants were made under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan. Options granted generally vest and become exercisable over four years as follows: 28% of the shares subject to the option vest at the end of the first year after grant, and 2% of the shares subject to the option vest monthly thereafter for three years. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.

(4)	Calculated in accordance with FAS 123(R).
(5)	Reflects a stock option grant to Dr. Tony Coles pursuant to the terms of his Employment Agreement. Under Dr. Coles’ Employment Agreement, NPS was required to make a grant of 200,000 non-qualified stock options to Dr. Coles no later than May 11, 2006. The exercise price for Dr. Coles’ non-qualified stock options is equal to the fair market value of a share of NPS common stock on the date of grant, and the non-qualified stock options vest according to the schedule in footnote (3) above.
(6)	Upon joining NPS, Dr. Torre was granted options to purchase 35,500 shares of common stock of the Company with a grant price equal to $14.03, which was the closing price of the Company’s common stock on the NASDAQ stock market on the grant date. The foregoing option grant was made to Dr. Torre in lieu of quarterly option grants during 2006 and contains terms with respect to vesting, expiration and termination which are identical to those set out in footnote (3) above.

Employment Agreements

We have not entered into employment agreements with any of our named executive officers, with the exception of Dr. Coles.

Dr. N. Anthony Coles.    On October 31, 2005, we entered into an Employment Agreement with Dr. Coles under which he was appointed as President, Chief Operating Officer, or COO, and a member of the Board of Directors of NPS. Under the agreement, NPS committed to consider the advancement of Dr. Coles to CEO within six months of the date of his appointment as President and COO. In May 2006, Dr. Coles was elected by the Board as CEO and President of the Company. The agreement provides that Dr. Coles will (a) receive an initial annual base salary of $450,000 subject to annual adjustment by the Compensation Committee, (b) participate in the Company’s short-term incentive plan, and (c) receive annual long-term incentive target awards with an annual value, based on the fair value of the equity award of $600,000, to be granted as stock options, restricted stock units, or other vehicles as permitted under the our 2005 Omnibus Incentive Plan. Dr. Coles’ 2006 long-term incentive award was 73,352 stock options prior to being elected CEO and 90,000 stock options after being elected CEO.

Under Dr. Coles employment agreement, NPS made the following one-time cash payments or awards on Dr. Coles’ appointment date: (a) a one-time up-front cash payment of $200,000, which also satisfied the payment of any bonus to Dr. Coles for his services to NPS in November and December 2005; (b) 180,000 restricted stock units, which vest subject to continued employment as follows: 45,000 on the second year anniversary of hire, 90,000 on the fourth year anniversary of hire, and 45,000 on the fifth year anniversary of hire; (c) 150,000 stock settled stock appreciation rights, or SARs; and (d) 150,000 non-qualified stock options, or NQSOs. The agreement also required NPS to make an additional grant of 200,000 non-performance based NQSOs to Dr. Coles, or such other equity vehicle as permitted under the 2005 Omnibus Incentive Plan, no later than May 11, 2006. NPS granted Dr. Coles 200,000 NQSOs on May 11, 2006. The exercise price for the SARs and the NQSOs described in this paragraph is equal to the fair market value of a share of NPS’s common stock on the date of their respective grants. The SARs and the NQSOs will vest over a four-year period, with 28% vesting at the end of the first year from the date of grant, and the remainder vesting at a rate of 2% per month thereafter for as long a Dr. Coles is employed by NPS.

Under the agreement, NPS also agreed to reimburse Dr. Coles for expenses incurred in connection with his relocation to New Jersey, including real estate commissions on the sale of his residence and the purchase of his new residence, moving expenses, temporary housing expenses and other miscellaneous expenses associated with his relocation. Dr. Coles is also entitled to receive all other benefits available to employees of the Company, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

Dr. Coles’ Employment Agreement has an initial term of three years with an automatic one-year extension unless notice of non-renewal is provided by NPS or Dr. Coles at least 90 days prior to renewal. Dr. Coles is an employee at will, whose employment may be terminated at any time, though he will be entitled to certain severance benefits under the employment agreement. If NPS terminates Dr. Coles’ employment without cause, as defined in the agreement, he will receive his annual base salary for the longest of the remainder of the agreement term or 24 months. He will also be entitled to immediate vesting of all of the one-time equity awards granted upon his commencement of employment with NPS described above. Additionally, that portion of Dr. Coles stock awards that would have vested if he had remained employed for an additional 24 months will immediately vest on the date of termination and each stock award will remain exercisable for the longer of (a) 24 months, or (b) such other period as Dr. Coles may be entitled under any NPS stock option plan, grant agreement, or retirement plan. If Dr. Coles chooses to terminate his employment for good reason, which is defined as not being named CEO of NPS, he will receive his annual base salary and target annual incentive provided under this agreement for the longest of the remainder of the agreement term or 24 months. He will also be entitled to immediate vesting of all of the one-time equity awards granted upon his commencement of his employment with NPS described above. Additionally, that portion of Dr. Coles stock awards that would have vested if he had remained employed for an additional 24 months will immediately vest on the date of termination and each stock award will remain exercisable for the longer of (a) 24 months, or (b) such other period as Dr. Coles may be entitled under any Company stock option plan, grant agreement, or retirement plan.

The employment agreement further provides that should Dr. Coles’ employment terminate as a result of death or total disability, Dr. Coles, or his estate, will be entitled to a prorated annual incentive and pro-rated long-term incentive, if applicable, based upon the number of weeks of service performed in the performance cycle and based on performance to date as determined by the Board. He will also be entitled to immediate vesting of all of the one-time equity awards granted upon commencement of his employment with NPS described above. Vested options will remain exercisable in accordance with the terms of the 2005 Omnibus Incentive Plan.

NPS has also agreed to gross-up any payments to Dr. Coles under the agreement should such payments be subject to the excise tax imposed by section 4999 of the Internal Revenue Code such that the net amount retained by Dr. Coles after deduction of any such excise tax shall be equal to the amount Dr. Coles would have received had there been no excise tax imposed on the payments.

Relocation Assistance

In 2006, we relocated Dr. Coles from Massachusetts to New Jersey, which is the location of our corporate headquarters. In order to facilitate Dr. Coles’ relocation, we entered into a relocation services agreement with an independent relocation company who we refer to as “the relocation company.” Under the agreement, Dr. Coles received certain relocation assistance and related benefits from the relocation company. Pursuant to the agreement, the relocation company agreed to purchase Dr. Coles’ former residence at a price equal to the average of three fair value market appraisals. The relocation company paid Dr. Coles the agreed upon purchase price by assuming existing mortgages on the former residence and paying Dr. Coles a cash payment for his remaining equity. Under the agreement, NPS was responsible for all expenses incurred by the relocation company in connection with Dr. Coles’ former residence until the resale of the residence, including mortgage payments on the assumed mortgages, the cash payment to Dr. Coles for his equity, utility payments, repairs, maintenance and taxes. NPS paid the relocation company the foregoing expenses and the relocation company paid the expenses directly. Under the agreement, the relocation company marketed Dr. Coles’ former residence for resale to unrelated third-party purchasers. In January 2007, the relocation company entered into a purchase agreement with a third-party for the sale of Dr. Coles’ former residence and closed on that sale in March 2007. We incurred costs associated with, and received the net proceeds from, that sale. Under the agreement, we also paid certain lending and closing costs in connection with Dr. Coles’ purchase of his New Jersey residence.

In connection with Dr. Coles’ relocation, we incurred aggregate costs of $1,213,159, which consist of the following expenses: (i) $893,736 relating to costs incurred by us in connection with the purchase and sale by the relocation company of Dr. Coles’ former residence, consisting of (a) mortgage payments, (b) tax, utility and insurance payments, (c) payment for certain repairs to the residence, (d) payment of broker’s commissions and selling costs, and (e) net loss on the sale of the residence: (ii) $94,999 relating to airfare, hotel, car service, and meal expense in connection with Dr. Coles’ work-required travel between Boston and New Jersey during the relocation process, (iii) $94,196 relating to a tax gross-up paid to Dr. Coles for tax expense incurred in connection with his relocation to New Jersey, (iv) $80,803 relating to lending and closing costs in connection with Dr. Coles’ purchase of his New Jersey residence; and (v) $49,425 relating to Dr. Coles’ moving, storage and related relocation expenses.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Dr. Coles	45,000		105,000		—	10.00	11/2/2015	180,000	(2)	815,400	—		—
	45,000	(3)	105,000	(3)	—	10.00	11/2/2015	—		—	—		—
	—		18,338		—	14.96	1/17/2016	—		—	—		—
	—		18,338		—	8.75	4/17/2016	—		—	—		—
	—		200,000		—	5.27	5/11/2016	—		—	—		—
	—		22,500		—	4.07	7/17/2016	—		—	—		—
	—		22,500		—	4.50	10/16/2016	—		—	—		—

Mr. Michel	32,000		—		—	13.80	7/1/2012	—		—	—		—
	17,600		2,400		—	26.62	6/13/2013	—		—	—		—
	4,000		1,000		—	27.27	10/01/2013	—		—	—		—
	16,500		8,500		—	21.73	5/20/2014	—		—	—		—
	4,260		4,615		—	15.48	2/03/2015	—		—	—		—
	3,905		4,970		—	12.97	4/15/2015	—		—	—		—
	3,372		5,503		—	11.71	7/15/2015	—		—	—		—
	2,840		6,035		—	10.04	10/17/2015	—		—	—		—
	—		8,875		—	14.96	1/17/2016	—		—	—		—
	—		8,875		—	8.75	4/17/2016	—		—	—		—
	—		8,875		—	4.07	7/17/2016	—		—	—		—
	—		8,875		—	4.50	10/16/2016	64,638	(4)	292,810	—		—

Dr. Mueller	5,250		—		—	10.75	5/24/2010	—		—	—		—
	20,000		—		—	29.53	6/1/2011	—		—	—		—
	20,000		—		—	22.30	5/23/2012	—		—	—		—
	17,600		2,400		—	26.62	6/13/2013	—		—	—		—
	13,200		6,800		—	21.73	5/20/2014	—		—	—		—
	4,260		4,615		—	15.48	2/03/2015	—		—	—		—
	3,905		4,970		—	12.97	4/15/2015	—		—	—		—
	3,372		5,503		—	11.71	7/15/2015	—		—	—		—
	2,840		6,035		—	10.04	10/17/2015	—		—	—		—
	—		8,875		—	14.96	1/17/2016	—		—	—		—
	—		8,875		—	8.75	4/17/2016	—		—	—		—
	—		8,875		—	4.07	7/17/2016	—		—	—		—
	—		8,875		—	4.50	10/16/2016	57,627	(4)	261,023	—		—

Dr. Torre	—		35,500		—	14.03	1/30/2016	32,038	(4)	145,132	32,038	(4)	145,132

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Mr. Antczak	3,641	4,634	—	12.97	4/15/2015	—		—	—		—
	3,144	5,131	—	11.71	7/15/2015	—		—	—		—
	2,648	5,627	—	10.04	10/17/2015	—		—	—		—
	—	8,275	—	14.96	1/17/2016	—		—	—		—
	—	8,275	—	8.75	4/17/2016	—		—	—		—
	—	8,275	—	4.07	7/17/2016	—		—	—		—
	—	8,275	—	4.50	10/16/2016	28,827	(4)	130,586	28,826	(4)	130,582

Dr. Jackson	40,000	—	—	9.75	12/02/2007	—		—	—		—
	60,000	—	—	6.63	12/4/2008	—		—	—		—
	40,000	—	—	4.50	12/8/2009	—		—	—		—
	40,000	—	—	10.75	5/24/2010	—		—	—		—
	40,000	—	—	29.53	6/01/2011	—		—	—		—
	60,000	—	—	22.30	5/23/2012	—		—	—		—
	40,000	—	—	26.62	6/13/2013	—		—	—		—
	20,000	—	—	26.58	10/29/2013	—		—	—		—
	19,590	2,910	—	15.48	2/03/2015	—		—	—		—
	18,846	3,654	—	12.97	4/15/2015	—		—	—		—
	16,915	5,585	—	11.71	7/15/2015	—		—	—		—
	16,189	6,311	—	10.04	10/17/2015	—		—	—		—
	16,215	6,285	—	14.96	1/17/2016	—		—	—		—
	14,613	7,887	—	8.75	4/17/2016	—		—	—		—

Mr. Heath	25,000	—	—	36.12	11/1/2011	—		—	—		—
	25,000	—	—	22.30	5/23/2012	—		—	—		—
	25,000	—	—	26.62	6/13/2013	—		—	—		—
	25,000	—	—	21.73	5/20/2014	—		—	—		—
	6,785	—	—	15.48	2/03/2015	—		—	—		—
	6,453	—	—	12.97	4/15/2015	—		—	—		—
	5,957	—	—	11.71	7/15/2015	—		—	—		—
	5,461	—	—	10.04	10/17/2015	—		—	—		—
	4,964	—	—	14.96	1/17/2016	—		—	—		—
	4,468	—	—	8.75	4/17/2016	—		—	—		—

Dr. Nemeth	20,000	—	—	9.75	12/02/2007	—		—	—		—
	30,000	—	—	6.63	12/04/2008	—		—	—		—
	20,000	—	—	4.50	12/08/2009	—		—	—		—
	20,000	—	—	10.75	05/24/2010	—		—	—		—
	20,000	—	—	29.53	6/01/2011	—		—	—		—
	20,000	—	—	22.30	5/23/2012	—		—	—		—
	20,000	—	—	26.62	6/13/2013	—		—	—		—
	20,000	—	—	21.73	5/20/2014	—		—	—		—
	5,569	—	—	15.48	2/03/2015	—		—	—		—
	5,214	—	—	12.97	4/15/2015	—		—	—		—
	4,857	—	—	11.71	7/15/2015	—		—	—		—
	4,503	—	—	10.04	10/17/2015	—		—	—		—
	4,147	—	—	14.96	1/17/2016	—		—	—		—
	3,792	—	—	8.75	4/17/2016	—		—	—		—
	3,436	—	—	4.07	7/17/2016	—		—	—		—
	3,081	—	—	4.50	10/16/2016	—		—	—		—

(1)	Stock options generally vest and become exercisable over four years as follows: 28% of the shares subject to the option vest at the end of the first year after grant, and 2% of the shares subject to the option vest monthly thereafter for three years. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.
(2)	Reflects a grant of 180,000 restricted stock units, or RSUs, to Dr. Coles upon his employment with the Company in November 2005. Dr. Coles’ RSUs vest subject to continued employment as follows: 45,000 on the second year anniversary of hire, 90,000 on the fourth year anniversary of hire, and 45,000 on the fifth year anniversary of hire.
(3)	Reflects the vested and unvested portion of a stock appreciation right, or SAR, awarded to Dr. Coles upon his employment with the Company in November 2005. Dr. Coles’ SAR is settled in common stock of the Company if and when exercised, and contains terms with respect to vesting, expiration, and termination which are identical to those set out in footnote (1) above.
(4)	Reflects a single retention grant of restricted stock units, or RSUs, to the named executive officer. The portion of the RSU grant reflected in column (g) is subject to vesting as follows: (i) 50% of the RSUs vest 18 months from the date of grant; and (ii) the remaining 50% of the RSUs vest 3 years from the date of grant. In addition, 100% of Mr. Michel’s and Dr. Mueller’s RSU award in column (g) is conditioned upon Mr. Michel and Dr. Mueller relinquishing certain rights under their termination rights agreements with the Company by a certain date. Vesting of the portion of the RSU grant reflected in column (i) was conditional on the Company’s achievement of certain performance goals within a certain period of time. In February 2007, the Board determined that the performance goals had not been achieved. As a result, the portion of the RSU grant reflected in column (i) was cancelled as of January 31, 2007.

OPTION EXERCISES AND STOCK VESTED IN 2006

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Dr. Coles	—	—	—		—
Mr. Michel	—	—	—		—
Dr. Mueller	—	—	—		—
Dr. Torre	—	—	—		—
Mr. Antczak	—	—	—		—
Dr. Jackson	—	—	2,666	(1)	23,407
Mr. Heath	—	—	—		—
Dr. Nemeth	—	—	—		—

(1)	On January 5, 2004, Dr. Jackson received a restricted stock grant of 4,000 shares of common stock with vesting over three years. On January 5, 2006, 1,333 shares vested with a market value on that date of $12.29 per share. In May 2006, Dr. Jackson received, pursuant to his Separation Agreement with the Company, accelerated vesting of the remaining 1,333 shares of restricted stock; the market value of those shares on the vesting date was $5.27 per share.

Potential Payments upon Termination or Change in Control

The following narrative and table summarize the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with the termination of employment of the named executive officer, including a change in control of the Company. For purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our last completed fiscal year, and that the price per share of our common stock is the closing market price on the NASDAQ stock market as of that date, or $4.53. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the Company.

Our named executive officers may be entitled to payments and other benefits upon separation from the Company under employment agreements, termination rights agreements, our Executive Retention Program, or our Change in Control Severance Pay Plan. A summary of each of these contractual arrangements is provided below.

Employment Agreements.    We have not entered into employment agreements with our named executive officers, with the exception of Dr. Coles. Under his Employment Agreement, Dr. Coles is entitled to certain benefits upon his separation of employment from NPS under the following scenarios:

•	Termination Without Cause: If Dr. Coles is terminated by the Company without cause, he is entitled to the following:

¡	Severance pay equal to Dr. Coles’ base salary at the time of termination for the longer of the remaining three year term of his employment agreement or 24 months;

¡

Immediate vesting of the following one-time equity grants received by Dr. Coles which we refer to below as the “commencement grants”: (i) 180,000 restricted stock units, 150,000 stock settled SARS, and 150,000 non-qualified stock options granted to Dr. Coles upon joining the Company; and (ii) 200,000 non-qualified stock options granted to Dr. Coles upon his appointment as CEO in May 2006;

¡

Immediate vesting of all long-term incentive awards and other non-commencement grants that would have vested 24 months following Dr. Coles’ separation date had Dr. Coles remained employed by the Company; and

¡	An extended exercise period for all vested stock options for the longer of 24 months or such other period as Dr. Coles may be entitled under any Company equity plan.

•

Termination With Cause:    If Dr. Coles is terminated by the Company with cause, he is not entitled to any of the benefits under “Termination Without Cause,” and his vested stock options remain exercisable for 90 days.

•

Termination Following Change in Control:    If Dr. Coles is terminated following a change in control, he is entitled to immediate vesting of all commencement grants and is entitled to the benefits described below under “Change in Control Severance Pay Plan.”

•	Termination Following Death or Total Disability: If Dr. Coles is terminated as a result of death or total disability, his estate or he, as applicable, is entitled to:

¡

A prorated short-term incentive award and pro-rated long-term incentive award based upon the number of weeks of service performed in the performance cycle and based on performance to the date of the terminating event as determined by the Board;

¡	Immediate vesting of all commencement grants; and

¡	An extended exercise period for vested stock options in accordance with the terms of the applicable Company equity plan.

•

Tax Gross-Up:    NPS has also agreed to gross-up any payments to Dr. Coles under his employment agreement should such payments be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such that the net amount retained by Dr. Coles after deduction of any such excise tax is equal to the amount Dr. Coles would have received had there been no excise tax imposed on the payments.

Termination Rights Agreements.    In 2002, NPS entered into agreements with Mr. Michel and Dr. Mueller, which provide each executive with certain benefits upon their separation of employment from NPS as described below. We refer to these agreements as “termination rights agreements.” NPS also entered into termination rights agreements with Dr. Jackson, Dr. Nemeth and Mr. Heath, each of whom separated from the Company in 2006 prior to the last business day of our last completed fiscal year. Each of Dr. Jackson, Dr. Nemeth and Mr. Heath received the benefits described below under the caption “Termination by Company without Cause, Termination by Executive for Good Reason, or Termination following Change in Control or Strategic Corporate Event.”

•	Termination by Company Without Cause, Termination by Executive for Good Reason, or Termination following Change in Control or Strategic Corporate Event: If the named executive officer is terminated without cause, terminates his employment for good reason, or is terminated following a change in control or strategic corporate event, the executive is entitled to:

¡	Severance pay equal to the executive’s base salary at the time of termination for 24 months, payable in installments or, if mutually agreed to by the parties, lump sum;

¡	Continued medical and dental benefits, payable by the Company, for 18 months or until the executive secures other benefits, whichever occurs first;

¡	Accelerated vesting of up to 24 months of previously granted but not exercised stock options; and

¡	An extended exercise period for all vested stock options for the longer of 24 months or such other period as the executive may be entitled under any Company equity plan.

•

Termination under other Scenarios:    A named executive officer does not receive the benefits described above in the event of a termination for cause or termination following death or permanent disability.

Each termination rights agreement contains the following definitions:

•

“Change-in-Control” includes: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) a reverse merger in which the Company is the surviving entity but the shares of the Company’s common stock outstanding prior to the merger are converted by virtue of the merger into other property; (iv) an event such as a merger or acquisition where the Company is the surviving entity, but other elements of a change in control are present, (v) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, or (vi) a transaction which the Board determines in its sole discretion constitutes a change in control.

•	“Strategic Corporate Event” includes any event where the executive’s job prospects within the Company are materially altered without cause. Such events are determined on a case-by case basis.

•

“Good Reason” includes: (i) any material reduction in the executive’s title, authority, status, or responsibilities in effect immediately prior to such reduction, where such reduction was imposed without cause, (ii) the relocation of the executive’s principal place of performing his or her duties as an employee of the Company by more than 30 miles without the executive’s consent, or (iii) a change in control.

A named executive officer is not entitled to both the rights under a termination rights agreement and the Change in Control Severance Pay Plan described below in the event of a termination or separation following a change in control. In such an event, the named executive officer must elect to receive the benefits under the termination rights agreement or the Change in Control Severance Pay Plan. We no longer enter into termination rights agreements with our named executive officers and, instead, provide severance benefits under our Executive Retention Program and Change in Control Severance Pay Plan.

Executive Retention Program.    To the extent that a named executive officer does not have an employment agreement or termination rights agreement with the Company, such executive is entitled to receive post-employment benefits under our Executive Retention Program. Under this program, a named executive officer is entitled to the following benefits following a termination without cause where a change in control has not occurred:

•	Severance pay equal to the executive’s base salary at the time of termination for 18 months; and

•	Accelerated vesting of any equity retention grants.

If a named executive officer is terminated following a change in control, he is entitled to severance and other benefits described below under “Change in Control Severance Pay Plan” in lieu of the severance benefits described above and would also receive accelerated vesting of any equity retention grants. A named executive officer does not receive any of the benefits under the Executive Retention Program in the event of a termination for cause or termination following death or permanent disability.

Change in Control Severance Pay Plan.    NPS has adopted a Change in Control Severance Pay Plan to provide assurance of specified severance benefits to named executive officers and certain other officers and employees whose employment is subject to being terminated following a change in control of NPS. With respect to named executive officers of NPS, if at any time within 24 months following a change in control of NPS, the executive terminates his or her employment with the Company for good reason, such as a material reduction in the executive’s title, authority, base pay, or relocation of the executive’s job location or any other event which materially alters the executive’s job prospects within the Company, or if NPS terminates the executive’s employment for other than cause, death or permanent disability, the executive is entitled to receive the following severance benefits:

•

Severance pay in an amount equal to the sum of the executive’s annual base salary and target short term incentive, divided by 12 and multiplied by the severance period. The severance period for the CEO is 24 months and is 18 months for all other named executive officers;

•	Payment of short-term incentive earned prior to date of termination;

•	Reimbursement for the total premium cost for medical and dental benefits under COBRA for a period of up to 18 months or until such executive secures other benefits, whichever occurs first.

•	Accelerated vesting of up to 24 months of previously granted but not exercised stock options; and

•	An extended exercise period for all vested stock options for the longer of 24 months or such other period as the executive may be entitled under any Company equity plan.

A “Change-in-Control” under the plan includes: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) a reverse merger in which the Company is the surviving entity but the shares of the Company’s common stock outstanding prior to the merger are converted by virtue of the merger into other property; (iv) an event such as a merger or acquisition where the Company is the surviving entity, but other elements of a change in control are present, (v) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, or (vi) a transaction which the Board determines in its sole discretion constitutes a change in control.

Paid Time Off Payment.    Under each termination of employment scenario described above, each named executive officer would be entitled to a payment for his accrued but unused paid time off days in accordance with Company policy. Under our policy, an executive or employee whose employment is terminated prior to the first anniversary of employment is not paid for accrued but unused paid time off days. After the first anniversary of employment, executives and employees are paid a maximum of 160 hours of accrued but unused paid time off days.

Retirement Plan.    Our matching contribution to our executives’ and employees’ 401(k) retirement plan vest based on a two year vesting schedule. As of December 29, 2006, our matching contributions to Mr. Michel, Mr. Mueller and Mr. Antczak were fully vested. Our matching contributions to Dr. Coles and Dr. Torre were partially vested. These benefits are not enhanced based on circumstances regarding termination. Because the Company does not enhance the benefits payable under its retirement plans if the employment of one of the named executive officers terminates, we do not report any amount in respect of these plans in the table below.

Equity Plan Change in Control Provisions and Retirement Provisions.    Each of our equity plans under which options have been granted to our named executive officers and employees provides for the acceleration of vesting for all non-vested options held by the executive or employee at the time of a significant corporate transaction involving a change of control of NPS. In addition, such plans provide for an extension of the option exercise period until the later of 24 months from the date of the corporate transaction or the time specified in the officer’s or employee’s option agreement with NPS.

Each of our equity plans also provides for an additional two years of option vesting for individuals who retire from NPS and to allow such individuals to exercise their vested options for the remaining term of the option.

Company Separation Agreements

Under each termination of employment scenario described above, each named executive officer would be required to enter into our standard separation agreement in order to receive the benefits described under the particular scenario. Our separation agreement contains customary provisions with respect to executive and employee separation and, among other things, would require each named executive officer to continue to abide by the covenants made by the executive in the Invention Assignment, Non-Disclosure and Non-Competition Agreement signed by the executive upon the commencement of employment and would also require the executive to waive and release all claims, known or unknown, against the Company which arise out of the executive’s employment with the Company. Our separation agreement also requires the Company and the executive to continue to abide by the indemnity obligations contained in the Indemnity Agreement signed by the Company and the executive upon commencement of the executive’s employment.

Payments and Benefits (a)	Resignation or Voluntary Termination ($) (b)	Termination for Cause ($) (c)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Without Change in Control ($) (d)		Involuntary Termination Without Cause or Voluntary Termination for Good Reason After Change in Control ($) (e)		Termination Following Death or Permanent Disability ($) (f)
Dr. Coles
Severance Pay	—	—	1,000,000		1,600,000		—
Short Term Incentive Payment	—	—	—		—		245,291
Medical Benefits Continuation	—	—	—		17,559		—
Accelerated Vesting of Commencement Grant RSUs	—	—	815,400		815,400		815,400
Payment for Accrued /Unused Paid Time Off	31,269	31,269	31,269		31,269		31,269
Tax Gross Up	—	—	—		775,000		—

Mr. Michel
Severance Pay	—	—	615,356		623,052	(1)	—
Short Term Incentive Payment	—	—	—		—		—
Medical Benefits Continuation	—	—	17,559		17,559		—
Retention Grant Accelerated Vesting	—	—	—	(2)	—	(2)	—
Payment for Accrued /Unused Paid Time Off	23,668	23,668	23,668		23,668		23,668

Dr. Mueller
Severance Pay	—	—	548,550		534,834	(1)	—
Short Term Incentive Payment	—	—	—		—		—
Medical Benefits Continuation	—	—	17,390		17,390		—
Retention Grant Accelerated Vesting	—	—	—	(2)	—	(2)	—
Payment for Accrued /Unused Paid Time Off	9,292	9,292	9,292		9,292		9,292

Payments and Benefits (a)	Resignation or Voluntary Termination ($) (b)	Termination for Cause ($) (c)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Without Change in Control ($) (d)		Involuntary Termination Without Cause or Voluntary Termination for Good Reason After Change in Control ($) (e)		Termination Following Death or Permanent Disability ($) (f)
Dr. Torre
Severance Pay	—	—	413,514		537,570		—
Short Term Incentive Payment	—	—	—		—		—
Medical Benefits Continuation	—	—	—		17,559		—
Retention Grant Accelerated Vesting	—	—	72,566	(3)	72,566	(3)	—
Payment for Accrued /Unused Paid Time Off	—	—	—		—		—

Mr. Antczak
Severance Pay	—	—	411,642		535,140		—
Short Term Incentive Payment	—	—	—		—		—
Medical Benefits Continuation	—	—	—		17,390		—
Retention Grant Accelerated Vesting	—	—	65,295	(4)	65,295	(4)	—
Payment for Accrued /Unused Paid Time Off	21,110	21,110	21,110		21,110		21,110

Dr. Jackson (5)	—	—	—		—		—

Mr. Heath (5)	—	—	—		—		—

Dr. Nemeth (5)	—	—	—		—		—

(1)	Assumes that Mr. Michel and Dr. Mueller elect to receive the payments and benefits under the Change in Control Severance Pay Plan in lieu of the benefits under the termination rights agreements.
(2)	The accelerated vesting and payment of Mr. Michel’s and Dr. Mueller’s retention grant is conditioned on the named executive officer agreeing to cancel his termination rights agreement. As of December 29, 2006, the named executive officer had not agreed to cancel the agreement. As such, we do not show a value for retention grant accelerated vesting in the table for Mr. Michel and Dr. Mueller.
(3)	In October 2006, Dr. Torre received retention grant of 64,076 RSUs. Vesting of 50% the RSU grant was conditional on the Company’s achievement of certain performance goals within a certain period of time, and vesting of 100% of RSU grant is subject to time vesting as follows: (i) 50% of the RSUs vest 18 months from the date of grant; and (ii) the remaining 50% of the RSUs vest three years from the date of grant. As of December 29, 2006, the Company performance goals had not been attained and in January 2007, 50% of the RSU award was cancelled. As such, the figure in the table assumes accelerated vesting of only 25% of the full RSU grant.
(4)	In October 2006, Mr. Antczak received retention grant of 57,653 RSUs. Vesting of 50% the RSU grant was conditional on the Company’s achievement of certain performance goals within a certain period of time, and vesting of 100% of RSU grant is subject to time vesting as follows: (i) 50% of the RSUs vest 18 months from the date of grant; and (ii) the remaining 50% of the RSUs vest three years from the date of grant. As of December 29, 2006, the Company performance goals had not been attained and in January 2007, 50% of the RSU award was cancelled. As such, the figure in the table assumes accelerated vesting of only 25% of the full RSU grant.
(5)

Dr. Jackson, Mr. Heath and Dr. Nemeth each separated from the Company in 2006 prior to the last business day of our last completed fiscal year. Each of Dr. Jackson, Mr. Heath and Dr. Nemeth had entered into a termination rights agreement with the Company and received the following remuneration and benefits under their agreements upon separation from the Company:

a.	Dr. Jackson received: (i) severance pay equal to 24 months of base salary, which amounts to $1,020,000; (ii) a one-time cash payment of $29,992 for accrued and unused personal-time-off days; (iii) continued medical and dental insurance benefits, payable by the Company, for so long as he serves as a member of the Board, which amounted to $6,898 from May 2006 through December 31, 2006; (iv) accelerated vesting of up to 24 months of previously granted but not exercised stock options; and (v) an extended exercise period for all vested stock options for the longer of 24 months or such other period as the executive may be entitled under any Company equity plan.

b.	Mr. Heath received: (i) severance pay equal to 24 months of base salary, which amounts to $577,208; (ii) a one-time cash payment of $22,200 for accrued and unused personal-time-off days; (iii) continued medical and dental benefits payable by the Company for 18 months, which amounted to $4,687 from June 2006 through December 31, 2006; (iv) accelerated vesting of up to 24 months of previously granted but not exercised stock options; and (v) an extended exercise period for all vested stock options for the longer of 24 months or such other period as the executive may be entitled under any Company equity plan.

c.	Dr. Nemeth received: (i) severance pay equal to 24 months of base salary, which amounts to $702,581; (ii) a one-time cash payment of $28,766 for accrued and unused personal-time-off days; (iii) continued medical and dental benefits payable by the Company for 18 months, which amounted to $94 from November through December 31, 2006; (iv) accelerated vesting of up to 24 months of previously granted but not exercised stock options; and (v) an extended exercise period for all vested stock options for the longer of 24 months or such other period as the executive may be entitled under any Company equity plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding awards	Weighted-average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	6,807,101	$13.22	1,817,740
Equity compensation plans not approved by security holders	None	N/A	None

Total	6,807,101	$13.22	1,817,740

(1)	Consists of shares of common stock issuable under our 2005 Omnibus Incentive Plan, 1998 Stock Option Plan, 1994 Equity Incentive Plan, and 1994 Nonemployee Director Stock Option Plan.

2005 Omnibus Incentive Plan

In March 2005, the Board adopted the 2005 Omnibus Incentive Plan, or 2005 Omnibus Plan, which was subsequently approved by the stockholders on May 12, 2005. There were a total of 2,700,000 shares initially authorized for issuance under the 2005 Omnibus Plan. As of December 31, 2006, no options have been exercised, 37,703 shares have been awarded to nonemployee directors for services, and total awards and options to purchase 2,171,184 shares of common stock were outstanding with option exercise prices ranging from $4.07 to $14.96 per share, with a weighted average exercise price of $7.65. As of December 31, 2006, 491,113 shares remain available for future option grants under the 2005 Omnibus Plan.

The 2005 Omnibus Plan was adopted to provide a means to secure and retain the services of present and future employees, directors and consultants and to provide incentives for employees, directors and consultants to exert maximum efforts for the success of NPS and thereby promote the long-term interests of NPS, including growth in the value of NPS’s equity and enhancement of long-term stockholder value. The 2005 Omnibus Plan is administered by the Board of Directors of NPS, though the Board has delegated administration of the plan to the Compensation Committee.

The 2005 Omnibus Plans permits grants of stock options, including both incentive stock options, or ISO, and non-qualified stock options, or NQSO, provided that only employees of NPS and its subsidiaries may receive a grant of an ISO; stock appreciation rights, or SARS; restricted stock and restricted stock units, and stock units; performance shares and performance units; cash-based awards; and other stock-based awards or dividend equivalents. The exercise price of options and SARS under the Plan must be at least equal to 100% of the fair market value of NPS’s common stock as determined on the grant date (110% of the fair market value in the case of an ISO if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). The maximum term of an option and SAR under the 2005 Omnibus Plan is ten years (five years if the grant is an ISO to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). Certain awards under the Plan are subject to limitations as follows:

•

The maximum aggregate number of shares subject to options and stock appreciation rights granted in any one fiscal year to any one participant is 150,000, in each case, plus the amount of the participant’s unused award limit (in each case) from the previous fiscal year.

•

The maximum aggregate number of shares with respect to awards of restricted stock/units and performance shares/units in any one fiscal year to any one participant is 80,000, in each case, plus the amount of the participant’s unused award limit (in each case) from the previous fiscal year.

•

The maximum aggregate amount awarded with respect to cash-based awards and other stock-based awards in any one fiscal year to any one participant may not exceed $1,000,000 with respect to cash-based awards and 80,000 shares with respect to other stock-based awards, plus the amount of the participant’s unused award limits (in each case) from the previous fiscal year.

Unless terminated or discontinued by the Board, the 2005 Omnibus Plan will expire on May 12, 2015. No awards may be made after that date. However, awards granted prior to the expiration of the 2005 Omnibus Plan will remain outstanding in accordance with their applicable terms and conditions. Without the approval of our stockholders, no stock option or SAR issued under the 2005 Omnibus Plan may be amended to reduce the exercise or grant price, and no stock option or SAR may be canceled or replaced with an option or SAR having a lower exercise or grant price, except in connection with a stock dividend, stock split or other distribution, merger, consolidation or similar corporate transaction or event, in order to prevent a dilution or enlargement of the benefits, or potential benefits, intended to be provided under the 2005 Omnibus Plan. In the event of a specified type of merger or other corporate reorganization, the time during which awards outstanding under the Plan become vested shall be accelerated and all outstanding awards shall become immediately exercisable upon such event.

1998 Stock Option Plan

On March 3, 1998, the Board adopted the 1998 Stock Option Plan, which was subsequently approved by the stockholders on May 20, 1998. There were a total of 1,000,000 shares initially authorized for issuance under the 1998 Plan. Pursuant to Board and stockholder approval, this amount was increased to 3,000,000 shares in June 2000, to 4,900,000 shares in May 2002, and to 6,500,000 in August 2003. As of December 31, 2006, options to purchase a total of 1,232,259 shares of common stock had been exercised for cash and services under the 1998 Plan at a weighted average exercise price of $8.45 per share. As of December 31, 2006, options to purchase 4,352,637 shares of common stock were outstanding with exercise prices ranging from $4.07 to $41.96 per share, with a weighted average exercise price per share of $18.25. As of December 31, 2006, 1,326,627 shares remain available for future option grants under the 1998 Plan.

The 1998 Plan was adopted to provide a means to secure and retain the services of present and future employees, directors and consultants and to provide incentives for employees, directors and consultants to exert maximum efforts for the success of NPS and thereby promote the long-term interests of NPS, including growth in the value of NPS’s equity and enhancement of long-term stockholder value. The 1998 Plan is administered by the Board of Directors, though the Board has delegated administration of the plan to the Compensation Committee. In order to ensure that NPS will be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1998 Plan, NPS has included in the 1998 Plan a provision limiting the maximum number of shares of common stock that may be covered by stock options issued under the 1998 Plan to one individual for any consecutive three calendar years to 750,000.

The 1998 Plan permits grants of stock options, including both incentive stock options, or ISO, and non-qualified stock options, or NQSO. Only employees of NPS and its subsidiaries may receive a grant of an ISO. The exercise price of option grants under the 1998 Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in some cases with respect to ISO may not be less than 110% of such fair market value. Except for certain adjustments due to corporate transactions, the exercise price for any stock option grant under the 1998 Plan may not be decreased after the grant of such stock option, and a stock option may not be surrendered as consideration in exchange for the grant of a new stock option with a lower exercise price.

Options granted under the 1998 Plan generally become exercisable at the rate of 28% of the shares subject to the option vest at the end of the first year and 2% of the shares vest monthly thereafter. The maximum term of ISOs and NQSOs under the 1998 Plan is ten years, except that in certain cases the maximum term of ISOs is five years. If there is any change in the common stock subject to the 1998 Plan or subject to any award granted under the 1998 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, or other distribution, the 1998 Plan and awards outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding awards in order to preserve or prevent enlargement of the benefits or potential benefits intended at the time of the grant. The 1998 Plan provides that, in the event of a specified type of merger or other corporate reorganization, the time during which options outstanding under the Plan become vested shall be accelerated and all outstanding options shall become immediately exercisable upon such event.

The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. The Board may also amend the 1998 Plan at any time or from time to time.

1994 Equity Incentive Plan

In January 1994, the Board adopted the 1994 Equity Incentive Plan (1994 Plan), which was subsequently approved by the stockholders in February 1994. Under the 1994 Plan, 1,781,473 shares have been authorized for issuance. The purposes of the 1994 Plan were to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of NPS and its affiliates and to promote the success of NPS’s business. Under the 1994 Plan, NPS was able to grant NQSOs and restricted stock awards to employees, officers, directors, and consultants to NPS and its affiliates and ISOs to employees of NPS and its affiliates. As of December 31, 2006, options to purchase a total of 1,265,489 shares of common stock had been exercised for cash and services under the 1994 Plan at a weighted average exercise price of $7.86 per share. As of December 31, 2006, options to purchase 103,180 shares of common stock were outstanding each with an exercise price of $9.75 per share.

Options granted under the 1994 Plan prior to December 1, 1997, generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 3% of the remaining shares subject to the option at the end of each calendar month thereafter. Options granted under the 1994 Plan after December 1, 1997 generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the remaining shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1994 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1994 Plan is five years. If an optionee terminates his or her service to NPS, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. In the event of a change in control transaction, all outstanding, unvested options shall vest and become immediately exercisable. The 1994 Plan expired on January 6, 2004 and no further awards will be made under the 1994 Plan.

1994 Nonemployee Directors’ Stock Option Plan

In January 1994, the Board adopted, and the stockholders subsequently approved, the 1994 Nonemployee Directors’ Stock Option Plan (Directors’ Plan). The Directors’ Plan expired on January 6, 2004 and no additional options may be granted under the Directors’ Plan. A total of 360,000 shares of common stock were available for grant under the Directors’ Plan. Only nonemployee directors of NPS were eligible to receive options. Options granted under the Directors’ Plan were automatic and non-discretionary. Pursuant to the terms of the Directors’ Plan, each person who was elected for the first time to be an outside director of NPS and who was not otherwise employed by NPS or an affiliate of NPS (a “Nonemployee Director”) was automatically granted an option to purchase 15,000 shares of common stock (subject to adjustment as provided in the Directors’ Plan) upon the date of his or her election to the Board. Additionally, for each year that a nonemployee director had been a nonemployee director for at least three months, such nonemployee director was automatically granted an option to purchase 3,000 shares of common stock.

No option granted under the Directors’ Plan may be exercised after the expiration of ten years from the date such option was granted. Options granted under the Directors’ Plan vest at a rate of 28% of the shares subject to the option one year after date of grant and 3% of the remaining shares become exercisable each month thereafter, so long as the optionee has, during the entire period prior to such vesting date, continuously served as a nonemployee director or in other continuous affiliation as provided under the Directors’ Plan. If the optionee’s service as a nonemployee director terminates for any reason other than death, the option will remain exercisable for twelve months after the date of termination of such directorship or later if other affiliations with NPS continue thereafter, or until the option’s expiration date, if earlier. If the optionee dies, the option will remain exercisable for eighteen months following the date of death or until the expiration date of the option, whichever is earlier. In the event of a change in control transaction in which NPS is not the surviving corporation, or in which more than 50% of the shares of NPS’s common stock entitled to vote are exchanged, the time during which options outstanding under the Directors’ Plan vest shall be accelerated. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the common stock on the date of grant. Options granted under the Directors’ Plan are generally non-transferable.

As of December 31, 2006, options to purchase a total of 111,470 shares of common stock had been exercised under the Directors’ Plan at a weighted average exercise price of $6.84 per share. As of that date, options to purchase 180,100 shares of common stock with exercise prices from $5.50 to $29.53 per share and a weighted average exercise price per share of $16.19 were outstanding.

1994 Employee Stock Purchase Plan

In January 1994, the Board adopted the 1994 Employee Stock Purchase Plan (ESPP) which was subsequently approved by the stockholders in February 1994. There were a total of 90,000 shares originally reserved for issuance under the ESPP. Pursuant to Board and stockholder approval this amount was increased to 160,000 shares in 1996, to 260,000 in 1999, to 335,000 in 2003 and to 685,000 in 2005.

As of December 31, 2006, a total of 561,886 shares of common stock had been purchased under the ESPP at prices from $2.76 to $34.37 per share. During 2006, under the ESPP, executive officers as a group purchased 9,334 shares at an average weighted purchase price of $8.26 per share and all employees (excluding executive officers) as a group purchased 160,378 shares at an average exercise price of $5.98 per share. As of December 31, 2006, 123,114 shares remain available for purchases under the ESPP.

The purpose of the ESPP is to assist NPS in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of NPS. The ESPP provides a means by which employees of NPS and its affiliates may purchase common stock of the Company at a discount through accumulated payroll deductions. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The ESPP is implemented by offerings of rights to eligible employees. Eligible participants in the ESPP include all employees, including executive officers who work at least 20 hours per week and are customarily employed by NPS or an affiliate of NPS for at least five months per calendar year. Generally, each offering is of 24 months’ duration with purchases occurring every six months. Participants may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the ESPP. The ESPP will terminate in January 2009.

DIRECTOR COMPENSATION

Compensation of Directors

Nonemployee directors of NPS are compensated for their services as directors through the payment of annual retainer fees, meeting fees and non-retainer equity awards granted under the Company’s 2005 Omnibus Incentive Plan.

•

Annual retainer, nonretainer, and meeting fees are paid in equity awards of deferred stock units. Prior to June 2006, annual retainer and meeting fees were paid in cash and a nonemployee director could elect to receive either 50% or 100% of such retainer and meeting fees, that were otherwise payable in cash, in equity awards of deferred stock units. In June 2006, the Board determined that all future retainers, non-retainers, and meeting fees would be paid in deferred stock units. Grants of deferred stock units are made under our 2005 Omnibus Incentive Plan.

•	The Company also reimburses outside directors for out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings.

A detailed presentation of the fees a nonemployee director may earn for service on the board follows:

Type of Fee	Amount
Annual Retainer	$19,000
Lead Director Additional Annual Retainer	$10,000
Committee Chair Additional Annual Retainer	$10,000
Board Meeting (attended in person)	$1,500
Board Meeting (attended telephonically)	$750
Audit Committee Meeting (attended in person)	$2,000
Audit Committee Meeting (attended telephonically)	$1,000
Committee Meeting in Person (non-audit, per meeting)	$1,000
Committee Meeting (non-audit, per meeting, attended telephonically)	$500
Committee Meeting (attended by Lead Director, in person)	$1,000
Committee Meeting (attended by Lead Director, telephonically)	$500
Non-Retainer Annual Equity Award Value	$62,500

Annual retainers are paid following NPS’s Annual Meeting of Stockholders, customarily held in May of each year. Annual nonretainer equity is paid in four (4) equal quarterly installments. Meeting fees earned during the calendar quarter are payable in lump sum in the immediately proceeding calendar quarter. Deferred stock units will be distributed to directors no earlier than: (a) a director’s separation from service from the Company, (b) a director’s disability; (c) a director’s death; or (d) the sale of substantially all the assets of NPS.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael W. Bonney	—	140,250	—	—	—	—	140,250
N. Anthony Coles (3)	—	—	—	—	—	—	—
Santo J. Costa	27,125	135,375	19,210	—	—	—	181,710
John R. Evans (4)	17,500	53,292	34,531				105,323
James G. Groninger	19,875	123,125	19,210	—	—	—	162,210
Hunter Jackson (5)	23,250	67,374	—	—	—	—	90,624
Joseph Klein, III	—	138,500	19,210	—	—	—	157,710
Donald E. Kuhla	23,125	141,875	19,210	—	—	—	184,210
Thomas N. Parks (4)	—	62,542	34,531				97,073
Rachel R. Selisker	—	154,000	—	—	—	—	154,000
Calvin R. Stiller	19,625	132,875	19,210	—	—	—	171,710
Peter G. Tombros	—	155,750	19,210	—	—	—	174,960

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of awards of deferred stock units to non-employee directors. Also reflects the grant date fair value of, in accordance with FAS 123(R), of awards of deferred stock units to non-employee directors.
(2)	We did not grant stock options to non-employee directors during 2006. The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of stock options granted to non-employee directors prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.
(3)	Dr. Anthony Coles is an employee of the Company and receives no compensation for his services as a director. The compensation received by Dr. Coles as an employee of NPS is shown in the Summary Compensation Table.
(4)	Dr. Evans and Dr. Parks retired from the Board on May 11, 2006.
(5)	Dr. Hunter Jackson became eligible for director compensation on May 11, 2006. Prior to May 11, 2006, Dr. Jackson was an employee of NPS and received no compensation for his services as a director. The compensation received by Dr. Jackson as an employee of NPS and upon separation from NPS is shown in the Summary Compensation Table. Under his Separation Agreement, Dr. Jackson is entitled to continued medical and dental benefits, payable by NPS, for so long as he serves as a member of the Board. The aggregate cost to NPS for Dr. Jackson’s medical and dental benefits from May 2006 to December 2006 was $6,898 and is included in Column (h) of the Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 2, 2007, by: (a) all those known by us to be beneficial owners of more than five percent of our common stock; (b) each current director and nominee for director; (c) each of the named executive officers referenced in the Summary Compensation Table; and (d) all of our executive officers and directors as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total (1)
(unless otherwise noted)
Wellington Management (2)	4,969,670	10.73%
75 State Street
Boston, MA 02109

OrbiMed Advisors LLC (3)	4,455,200	9.62%
767 Third Avenue, 30th Floor
New York, NY 10017

Eaton Vance Management	3,217,815	6.95%
255 State Street
Boston, MA 02109

Soros Fund Management	2,899,016	6.26%
888 Seventh Avenue
New York, NY 10106

Barclays Global Investors	2,462,208	5.31%
45 Fremont Street
San Francisco, CA 94105

Hunter Jackson (4)	585,882	1.25%
Edward F. Nemeth (5)	283,624	*
G. Thomas Heath (5)	138,331	*
N. Anthony Coles (5)	133,150	*
Alan L. Mueller (5)	114,453	*
Donald E. Kuhla (5)	102,939	*
Joseph Klein, III (5)	96,212	*
Peter G. Tombros (5)	94,800	*
Gerard J. Michel (5)	92,835	*
Santo J. Costa (5)	59,932	*
Calvin R. Stiller (5)	52,356	*
James G. Groninger (6)	47,024	*
Val R. Antczak (7)	46,975	*
Michael W. Bonney	44,611	*
Rachel R. Selisker	43,401	*
All directors and executive officers as a group (8)	1,953,826	4.11%

*	Means less than 1%.

The above table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Commission. Beneficial ownership is determined in accordance with SEC rules and generally includes shares over which a person has voting or investment power.

Except as set forth herein, the address of the persons set forth above is the address of NPS appearing elsewhere in this Annual Report.

(1)	The number of shares of common stock issued and outstanding on March 2, 2007, was 46,332,665 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at March 2, 2007, plus shares of common stock subject to options held by such person at March 2, 2007, and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
(2)	Includes 1,409,900 shares held by OrbiMed Capital, LLC, an affiliate of Orbimed Advisors, LLC. All securities listed under OrbiMed are owned by various individual and institutional investors, for whom OrbiMed serves as investment adviser with shared power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, OrbiMed is deemed to be a beneficial owner of such securities.
(3)	These securities are owned by various individual and institutional investors, for whom Wellington Management Company, LLP serves as investment adviser with shared power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Wellington is deemed to be a beneficial owner of such securities.
(4)	Includes 21,526 shares held in trusts and 240 shares held by Dr. Jackson’s children, of which he disclaims beneficial ownership. Also includes 448,487 shares subject to options exercisable within 60 days of March 2, 2007.
(5)	These figures include shares subject to options exercisable within 60 days of March 2, 2007 as follows: 204,599 shares for Dr. Nemeth; 134,088 shares for Mr. Heath; 125,370 for Dr. Coles; 102,483 for Dr. Mueller; 23,220 shares for Dr. Kuhla; 15,220 shares for Mr. Klein; 32,220 shares for Mr. Tombros; 92,835 shares for Mr. Michel; 20,220 shares for Mr. Costa; and 30,516 shares for Dr. Stiller.
(6)	Includes 1,000 shares held by Mr. Groninger’s spouse, of which he disclaims beneficial ownership. Also includes 11,220 shares subject to options exercisable within 60 days of March 2, 2007.
(7)	Includes 3,250 shares held by Mr. Antczak’s wife and 400 shares held by his children, of which Mr. Antczak disclaims beneficial ownership. Also includes 16,549 shares subject to options exercisable within 60 days of March 2, 2007.
(8)	Includes nineteen people. An aggregate of 1,297,567 shares are subject to options held by such nineteen people and exercisable within 60 days of March 2, 2007.

Rule 10b5-1 Plans

We have adopted a policy and implemented procedures allowing directors, officers and employees to effect sales of NPS’s securities under SEC Rule 10b5-1. Under this rule, directors and officers may adopt a prearranged contract, instructions, or written plan arranging for the sale of Company securities on specified conditions. Prearranged plans have already been implemented and additional such plans may be adopted from time to time.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires NPS’s directors and executive officers, and persons who own more than 10% of NPS’s common stock, to file with the Commission reports of ownership and changes in ownership of NPS common stock. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish NPS with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to NPS or written representations that no other reports were required, during the fiscal year ended December 31, 2006, we believe that all of these filing requirements were satisfied by our directors, officers and 10% holders, except that: one Form 4 was filed late for Dr. Jackson for an equity award for services as a nonemployee director.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval or ratification of transactions in which NPS is a participant and in which any of our directors, executive officers, 5% stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this proxy statement as related persons. Our Code of Business Conduct and Ethics, which is available on our website at www.npsp.com, prohibits our directors, executive officers, and employees and in some cases, their family members, from engaging in specified activities without prior written consent from the General Counsel. These activities typically relate to situations where an NPS employee, and in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with NPS, or who stands to benefit in some way from such a relationship or activity. Members of our Board of Directors are also required to disclose potential conflicts of interest to us for evaluation.

Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify us of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible. In addition, the Board annually determines the independence of directors based on a review by the Board and the Nominating and Governance Committee as described under “Independence of Board” above. The Audit Committee of our Board of Directors, pursuant to its charter, has responsibility for reviewing and approving in advance any related person transactions as defined under Securities and Exchange Commission regulations.

We believe that these policies and procedures collectively ensure that all related person transactions requiring disclosure under Securities and Exchange Commission rules are appropriately reviewed and approved.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Val R. Antczak

Secretary

April 17, 2007

NPS PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned constitutes and appoints N. Anthony Coles and Val R. Antczak (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the 2007 Annual Meeting of Stockholders or any adjournment or postponement thereof. This meeting will be held at Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054, on May 22, 2007 at 3:00 p.m., local time. This Proxy is given in accordance with the instructions indicated, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

Vote on Directors

1.	To elect seven (7) directors as set forth in the Proxy Statement:

01) Michael W. Bonney, 02) N. Anthony Coles, 03) Peter G. Tombros, 04) James G. Groninger, 05) Donald E. Kuhla, 06) Rachel R. Selisker, and 07) Calvin R. Stiller	For All ❑	Withhold All ❑	For All Except ❑	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line provided below.

Vote on Proposal

2.	To ratify the selection of KPMG LLP as independent registered public accounting firm of NPS for its fiscal year ending December 31, 2007.

For	Against	Abstain

❑	❑	❑

This Proxy when properly executed will be voted as directed above. If no direction is made, this Proxy will be voted FOR the election of the seven (7) directors and FOR the ratification of the appointment of KPMG LLP as NPS’s independent registered public accounting firm for the 2007 fiscal year.

Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please date, sign, and mail this proxy card in the enclosed envelope.

Yes No
Do you plan to attend the annual meeting?	❑ ❑
HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household	❑ ❑

Dated

Signature